Exhibit 10.5

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of September 28, 2007 (this “Agreement”), is entered into by and among Dirt Motor Sports, Inc., d/b/a World Racing Group, Inc. a Delaware corporation (the “Company”), and the other signatories hereto (each a “Lender” and collectively, the “Lenders”).

RECITALS

A.
On the terms and subject to the conditions set forth herein, Lenders are willing to purchase from Company and Company is willing to issue and sell to Lenders, Senior Secured Promissory Notes, substantially in the form attached hereto as Exhibit A (each a  “Note” and collectively, the “Notes”), in the principal amount of up to Fifteen Million Dollars ($15,000,000), subject to the conditions set forth in Section 9(a)(ii);

B.
As additional consideration for the issuance of the Notes by the Company, the Company is issuing to the Lenders shares of common stock, $0.001 par value per share (“Common Stock”), of the Company at the rate of 275,000 shares for each One Million Dollars ($1,000,000) of principal amount of Notes purchased pursuant to this Agreement (or in the event a Lender would beneficially own more than 4.99% of all of the outstanding Common Stock after giving effect to the forgoing issuance of Common Stock to such Lender, shares of the Company’s Series E Preferred Stock convertible into a like number of shares of Common Stock) (collectively, the “Note Shares”);

C.
As a condition to the purchase of the Notes and the Note Shares, the Company has agreed to grant a continuing security interest in all of the assets of the Company, excluding any vehicles and leased equipment (the “Assets”), on substantially the terms and conditions set forth in a Security Agreement attached hereto as Exhibit B, and to grant a mortgage lien in certain real property (the “Real Property” and together with the Assets, the “Collateral”) owned by the Company on substantially the terms and conditions set forth in a form of Mortgage attached hereto as Exhibit C (each a “Mortgage” and collectively, the “Mortgages”); and

D.
As an additional condition to the purchase of the Notes and the Note Shares, each Subsidiary (as defined herein) has agreed, on a joint and several basis with the other Subsidiaries, to guaranty, on a joint and several basis with the other Subsidiaries, the full and prompt payment of the principal of and interest on the Notes and performance of the Company of all of its present and future obligations as set forth in the Transaction Documents, on substantially the terms and conditions set forth in the Guaranty attached hereto as Exhibit D (the “Guaranty”).  This Agreement, the Notes, the Guaranty, the Security Agreement, the Escrow Agreement (as defined herein) and the Mortgages are referred to herein collectively as the “Transaction Documents”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Issuance and Sale of the Note and Note Shares.  In reliance upon the representations, warranties and covenants of the parties set forth herein, the Company agrees to issue, sell and deliver to each Lender, and each Lender agrees, severally and not jointly, to purchase from the Company a Note in the principal amount set forth below Lender’s name on the signature page hereto and that number of Note Shares set forth below Lender’s name on the signature page hereto.  The purchase price for the Note and Note Shares shall be equal to the principal amount indicated on the face of the Note and set forth below Lender’s name on the signature page hereto.  The Company and the Lender are executing and delivering this Agreement and issuing the Notes and Note Shares in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.  The Notes and the Note Shares are sometimes collectively referred to herein as the “Securities”).

2. Closing; Delivery.  The Company will deliver to Lenders the Notes against receipt by the Company of the purchase price for the Notes in an aggregate purchase price of up to Fifteen Million Dollars ($15,000,000) (the “Purchase Price”).  The Purchase Price shall be paid in cash or by cancellation of outstanding indebtedness.  The Note Shares shall be issued within five (5) business days following the receipt by the Company of the purchase price for the Note.

(a) Initial Closing.  The initial closing (the “Initial Closing”) of the purchase and sale of the Notes and Note Shares to be acquired by the Lenders from the Company under this Agreement shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 at 10:00 a.m., New York time (i) on or before __________, 2007; provided, that all of the conditions set forth in Sections 6 and 7 hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith and Lenders have executed this Agreement to purchase at least $9,000,000 principal amount of the Notes (inclusive of the principal amount of short term notes funded prior to the Initial Closing Date exchanged into Notes in connection with the Initial Closing), or (ii) at such other time and place or on such date as the Lenders and the Company may agree upon (the “Initial Closing Date”).  The Company acknowledges that a portion of the Purchase Price shall be paid by certain Lenders surrendering for cancellation certain short term notes issued by the Company to such Lenders prior to the Initial Closing Date.  At the Initial Closing, each Lender shall deliver its Purchase Price by wire transfer to an escrow account designated by the escrow agent or if all or any part of the Purchase Price is being paid by cancellation of outstanding indebtedness, by delivery to the Company of any note or other document evidencing such indebtedness.

(b) Additional Closings.  After the Initial Closing, the Company may conduct any number of additional closings (each, an “Additional Closing”) until $15,000,000 principal amount of Notes have been issued and sold to the Lenders.  The Initial Closing and Additional Closings are sometimes referred to herein as a “Closing”.  The date of any Additional Closing is hereinafter referred to as the “Additional Closing Date”.  At each Additional Closing, each Lender shall deliver its Purchase Price by wire transfer to an escrow account designated by the escrow agent.

3. Representations and Warranties of the Company.  The Company hereby represents and warrants to Lender that the statements contained in the following paragraphs of this Section are all true and correct as of the date hereof and as of the time of issuance of the Note (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein):

(a) Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted.  The Company does not have any Subsidiaries (as defined in Section 3(h)) or own securities of any kind in any other entity except as set forth on Schedule 3(h) hereto. The Company and each such Subsidiary (as defined in Section 3(h)) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect.  For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under the Transaction Documents in any material respect.

(b) Corporate Power.  The Company has all requisite legal and corporate power to enter into, execute and deliver the Transaction Documents.  This Agreement, the Guaranty, the Security Agreement and the Mortgages are, and, upon issuance, the Notes will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

(c) Authorization.  All corporate and legal action on the part of the Company, its officers, directors and shareholders necessary for the execution and delivery of the Transaction Documents, the sale and issuance of the Note and the Note Shares, and the performance of the Company’s obligations hereunder and under the other Transaction Documents, have been taken.  When paid for and issued in accordance with the terms hereof, the Notes shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.  When the Note Shares are issued and paid for in accordance with the terms of this Agreement, such Note Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(d) Capitalization.  The authorized capital stock of the Company as of the date hereof is set forth on Schedule 3(d) hereto.  All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom.  Except as set forth in this Agreement and as set forth on Schedule 3(d) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company.  Furthermore, except as set forth in this Agreement and as set forth on Schedule 3(d) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.  Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 3(d) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities.  Except as set forth on Schedule 3(d), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.  Except as disclosed on Schedule 3(d), (i) there are no outstanding debt securities, or other form of material debt of the Company or any of its Subsidiaries, (ii) there are no contracts, commitments, understandings, agreements or arrangements under which the Company or any of its Subsidiaries is required to register the sale of any of their securities under the Securities Act, (iii) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (iv) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities, (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements, or any similar plan or agreement and (vi) as of the date of this Agreement, except as disclosed on Schedule 3(d), to the Company’s and each of its Subsidiaries’ knowledge, no person or group of related persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act (as defined below))) or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock.  Any person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby or by any of the other Transaction Documents has waived such rights or the time for the exercise of such rights has passed, except where failure of the Company to receive such waiver would not have a Material Adverse Effect.  Except as set forth on Schedule 3(d), there are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any Company Plan) the vesting of which will be accelerated by the transactions contemplated hereby or by any of the other Transaction Documents.  Except as set forth in Schedule 3(d), none of the transactions contemplated by this Agreement or by any of the other Transaction Documents shall cause, directly or indirectly, the acceleration of vesting of any options issued pursuant the Company’s stock option plans.

(e) No Conflicts.                                The execution, delivery and performance by the Company of its obligations under the Transaction Documents will not: (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation (the “Certificate”) or by-laws (”Bylaws”), or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets (including, without limitation, the Collateral) is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect.

(f) No Approvals. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Document.

(g) Commission Documents, Financial Statements.  The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  At the times of their respective filings, the Form 10-QSB for the fiscal quarters ended June 30, 2006, September 30, 2006, March 31, 2007 and June 30, 2007 (collectively, the “Form 10-QSB”) and the Form 10-KSB for the fiscal year ended December 31, 2006 (the “Form 10-KSB”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and the Form 10-QSB and Form 10-KSB did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission.  Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(h) Subsidiaries. Schedule 3(h) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership of the outstanding stock or other interests of such Subsidiary.  For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.  All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable.  Except as set forth on Schedule 3(h) hereto, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence except as set forth on Schedule 3(h) hereto.  Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(i) No Material Adverse Change.  Since December 31, 2006, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on Schedule 3(i) hereto and as disclosed in its Commission Documents.

(j) No Undisclosed Liabilities.  Except as disclosed on Schedule 3(j) hereto, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(k) No Undisclosed Events or Circumstances.  Since December 31, 2006, except as disclosed on Schedule 3(k) hereto, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(l) Indebtedness.  Schedule 3(l) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or Indebtedness for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(m) Title to Assets.  Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on Schedule 3(m) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect.  Any leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.  Schedule 3(m) sets forth a complete list of all real property owned by the Company and its Subsidiaries.

(n) Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto.  Except as set forth in the Commission Documents or on Schedule 3(n) hereto, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(o) Compliance with Law.  The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission  Documents or on Schedule 3(o) hereto or such that, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect.  The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(p) Taxes.  The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable.  Except as disclosed on Schedule 3(p) hereto or in the Commission Documents, none of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service.  The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(q) Certain Fees.  Except as set forth on Schedule 3(q) hereto, the Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(r) Disclosure.  Except for the transactions contemplated by this Agreement, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Lenders or their agents or counsel with any information that constitutes or might constitute material, nonpublic information.  To the Company’s knowledge, neither the representations and warranties contained in Section 3 of this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Lenders by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(s) Operation of Business.  Except as set forth on Schedule 3(s) hereto, the Company and each of the Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except where failure to own such property or possess such rights would not have a Material Adverse Effect.

(t) Environmental Compliance.  Except as set forth on Schedule 3(t) hereto or in the Commission Documents, the Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any  Environmental Laws.  “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.  To the Company’s knowledge, the Company has all necessary governmental approvals required under all Environmental Laws as necessary for the Company’s business or the business of any of its subsidiaries.  Except for such instances as would not individually or in the aggregate have a Material Adverse Effect and to the knowledge of the Company, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(u) Books and Records; Internal Accounting Controls.  The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(v) Material Agreements.  Except for the Transaction Documents (with respect to clause (i) only), as disclosed in the Commission Documents or as set forth on Schedule 3(v) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the Company’s knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

(w) Transactions with Affiliates.  Except as set forth on Schedule 3(w) hereto and in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning at least 5% of the outstanding capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(x) Securities Act of 1933.  Based in material part upon the representations herein of the Lenders, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(y) Employees.  Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on Schedule 3(y) hereto.  Except as set forth on Schedule 3(y) hereto, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed.  No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(z) Investment Company Act Status.  The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(aa) ERISA.  No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries.  The execution and delivery of this Agreement and the issuance and sale of the Securities will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Lenders, or any person or entity that owns a beneficial interest in any of the Lenders, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met.  As used in this Section 2.1(aa), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(bb) Independent Nature of Lenders.  Except as otherwise provided in the Section 11(c) of this Agreement: (i) the Company acknowledges that the obligations of each Lender under the Transaction Documents are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under the Transaction Documents; (ii) the Company acknowledges that the decision of each Lender to purchase securities pursuant to this Agreement has been made by such Lender independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Lender or by any agent or employee of any other Lender, and no Lender or any of its agents or employees shall have any liability to any Lender (or any other person) relating to or arising from any such information, materials, statements or opinions; (iii) the Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Lender pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents; (iv) the Company acknowledges that each Lender shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose; (v) the Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Lenders and such counsel does not represent all of the Lenders but only such Lender and the other Lenders have retained their own individual counsel with respect to the transactions contemplated hereby; (vi) the Company acknowledges that it has elected to provide all Lenders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Lenders.

(cc) No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings in a manner that would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act.  The Company does not have any registration statement pending before the Commission or currently under the Commission’s review.  Except as set forth on Schedule 3(cc) hereto, since December 1, 2006, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(dd) Sarbanes-Oxley Act.  The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and presently applicable to the Company and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness and applicability of such provisions with respect to the Company.

4. Representations and Warranties by Lender.   Each Lender represents and warrants severally and not jointly, to the Company as of the time of issuance of the Note as follows:

(a) Organization and Standing.  If Lender is an entity, Lender is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to carry on its business as now conducted and proposed to be conducted.  If Lender is an entity, the address of its principal place of business is as set forth on the signature page hereto, and if Lender is an individual, the address of its principal residence is as set forth on the signature page hereto

(b) Power.  If Lender is an entity, Lender has all requisite legal and corporate or other entity power and authority to enter into, execute and deliver each of the Transaction document to which it is a party.  Each Transaction Document to which Lender is a party has been duly and validly authorized, executed and delivered by Lender is the valid and binding obligation of Lender, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

(c) Authorization.  If Lender is an entity, all corporate or other entity and legal action on the part of Lender, its officers, directors, managers, shareholders, partners, or members, as applicable, necessary for the execution and delivery of the Transaction Documents to which it is a party, the purchase of the Note and the performance of Lender’s obligations such Transaction Documents have been taken.

(d) No Conflict; Required Filings and Consents.  Neither the execution and delivery of this Agreement or the other Transaction Documents by Lender nor the performance by Lender of its obligations hereunder will: (i) if Lender is an entity, conflict with Lender’s Certificate or Bylaws, or other similar organizational documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Lender or any of the properties or assets of Lender; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Lender under, or result in the creation or imposition of any lien upon any properties, assets or business of Lender under, any material contract or any order, judgment or decree to which Lender is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its ability to perform its obligations under the Transaction Documents.

(e) Acquisition for Investment.  The Lender is purchasing the Note and Note Shares (collectively, the “Securities”) solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution.  The Lender does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Lender does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.  The Lender acknowledges that it (i) has such knowledge and experience in financial and business matters such that Lender is capable of evaluating the merits and risks of Lender's investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation, and (iv) has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction.

(f) Rule 144.  The Lender understands that the Securities are “restricted securities” as defined in Rule 144, and must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available.  The Lender acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Lender has been advised that Rule 144 permits resales only under certain circumstances.  The Lender understands that to the extent that Rule 144 is not available, such Lender will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(g) No General Solicitation.  The Lender acknowledges that the Securities were not offered to such Lender by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television, radio or the internet, or (ii) any seminar or meeting to which such Lender was invited by any of the foregoing means of communications.  The Lender, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(h) Accredited Investor.  The Lender is an “accredited investor” (as defined in Rule 501 of Regulation D), and such Lender has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  Such Lender is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Lender is not a broker-dealer.  The Lender acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(i) Title.  If the Lender is paying all or any part of the Purchase Price by cancellation of outstanding indebtedness (“Debt”), such Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Debt, free and clear of all rights and Encumbrances (as defined below), such Holder has full power and authority to forgive the Debt and, other than the transactions contemplated by this Agreement, there is no outstanding plan, pending proposal, or other right of any person to acquire all or any of the Debt.   Encumbrances shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

5. Security.                                The Company’s obligations under the Notes shall be secured by the Security Agreement and the Mortgages.

6. Conditions Precedent to the Obligation of the Company to Close and to Sell the Securities.  The obligation hereunder of the Company to close and issue and sell the Securities to the Lenders at each Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Lenders’ Representations and Warranties.  The representations and warranties of each Lender shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b) Performance by the Lenders.  Each Lender shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Lenders at or prior to each Closing Date.

(c) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price.  The Purchase Price for the Securities shall have been delivered to the Company on each Closing Date.

(e) Delivery of Transaction Documents.  The Transaction Documents shall have been duly executed and delivered by the Lenders and, with respect to the Escrow Agreement, the escrow agent, to the Company.

(f) Escrow Agreement.  At the Closing, the Lenders shall have executed and delivered the Escrow Agreement.

7. Conditions Precedent to the Obligation of the Lenders to Close and to Purchase the Securities.  The obligation hereunder of the Lenders to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below.  These conditions are for the Lenders’ sole benefit and may be waived by the Lenders at any time in their sole discretion.

(a) Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such date.

(b) Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

(c) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Opinion of Counsel.  The Lenders shall have received an opinion of counsel to the Company, dated the date of each Closing, substantially in the form of Exhibit E hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Lenders.

(f) Notes.  At or prior to each Closing Date, the Company shall have delivered to the Lenders the Notes (in such denominations as each Lender may request).

(g) Secretary’s Certificate.  The Company shall have delivered to the Lenders a secretary’s certificate, dated as of each Closing Date, as to (i) the resolutions adopted by the Board of Directors approving the transactions contemplated hereby, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(h) Officer’s Certificate.  On each Closing Date, the Company shall have delivered to the Lenders a certificate signed by an executive officer on behalf of the Company, dated as of each Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of each Closing Date and confirming the compliance by the Company with the conditions precedent set forth in paragraphs (b)-(d) and (m) of this Section 7 as of each Closing Date (provided that, with respect to the matters in paragraphs (d) of this Section 7, such confirmation shall be based on the knowledge of the executive officer after due inquiry).

(i) Security Agreement.  At the Closing, the Company shall have executed and delivered the Security Agreement to each Lender.

(j) Mortgages.  At the Closing, the Company shall have executed the Mortgages.

(k) Guaranty.  At the Closing, the Subsidiaries shall have executed the Guaranty.

(l) UCC Financing Statements.  The Company shall have filed the UCC-1 financing statement(s) in substantially the forms attached hereto as Exhibit F with the Secretary of State of the State(s) of Delaware and Florida.

(m) Material Adverse Effect.  No Material Adverse Effect shall have occurred at or before each Closing Date.

(n) Escrow Agreement.  At the Closing, the Lenders shall have executed and delivered the Escrow Agreement.

(o) Consent of Holders of Series D Preferred Shares.  At the Closing, the Company shall have received the consent of at least eighty percent (80%) of the holders of the Company’s Series D Convertible Preferred Stock to complete the transactions contemplated in this Agreement.

8. Intentionally Omitted.

9. Covenants.  The Company covenants with each Lender as follows, which covenants are for the benefit of each Lender and their respective permitted assignees.

(a) Use of Proceeds.  The Company shall use the proceeds from the Notes as follows:

(i)           $12,000,000 of the proceeds shall be used as follows:

(1)
no less than  $1,500,000 and no greater than $2,500,000 for the repayment of the outstanding principal amount of the following mortgages: (x) the mortgage  dated June 30, 2005 relating to the purchase of Volusia Speedway Park and (y) the mortgage dated November 7, 2004 relating to the purchase of Lernerville Speedway; provided, that, the allocation of such proceeds earmarked in this Section 9(a)(i)(1) to make partial, full or no payments of the outstanding principal amount of the mortgages described in (x) and (y) hereof shall be at the Company’s sole discretion.

(2)
$423,000 for repayment of the outstanding principal amount plus such additional amount for payment of accrued interest on the promissory note in favor of Glenn Donnelly relating to the Company’s purchase of Dirt Motor Sports, Inc.; and

(3)	the balance for general corporate and working capital purposes.

(ii)
Any amount in excess of $12,000,000 in proceeds shall be restricted to use by the Company for (i) the repayment of any outstanding mortgages on property owned by the Company, or (ii) in connection with a bona fide strategic investment or transaction.

(b) Additional Debt.  Other than (i) promissory notes issued in payment of interest under the Notes and (ii) up to $500,000 for the purchase or lease of vehicles or equipment secured by such vehicles or equipment, the Company shall not issue any securities or other financial instruments that rank senior to or pari-passu to the Notes, without the prior written consent of the Required Lenders.  “Required Lenders” shall mean any Lender or group of Lenders if the sum of the principal amount of the Notes then outstanding held by such Lenders aggregates at least sixty percent (60%) of the total principal amount of all of the Notes then outstanding.  Such relative principal amount of each Lender is referred to herein as such Lender’s “Ratable Share”.

(c) Payments under the Notes.  Amounts owing by the Company under the Notes shall be allocated to each Lender according to its Ratable Share, and each payment or prepayment by the Company with respect to principal, interest or other amounts due from the Company to the Lenders with respect to the Notes, shall be made in proportion to the Ratable Share of each Lender.

(d) Securities Compliance.  The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Lenders, or their respective subsequent holders.

(e) Registration and Listing.  The Company shall cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, to comply in all respects with its reporting and filing obligations under the Exchange Act, to comply with all requirements related to any registration statement filed pursuant to this Agreement, and to not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein.  The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading.  Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Lenders may reasonably request, all to the extent required from time to time to enable the Lenders to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.  Upon the request of the Lenders, the Company shall deliver to the Lenders a written certification of a duly authorized officer as to whether it has complied with the issuer requirements of Rule 144.

(f) Inspection Rights.  Provided the same would not be in violation of Regulation FD, the Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Lender or any employees, agents or representatives thereof, so long as such Lender shall be obligated hereunder to purchase the Notes, for purposes reasonably related to such Lender’s interests as a stockholder, to examine the publicly available, non-confidential records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the publicly available, non-confidential affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors and key employees.

(g) Compliance with Laws.  The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would be reasonably likely to have a Material Adverse Effect.

(h) Keeping of Records and Books of Account.  The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(i) Reporting Requirements.  If the Commission ceases making the Company’s periodic reports available via the Internet without charge, then the Company shall furnish the following to each Lender so long as such Lender shall be obligated hereunder to purchase the Securities or shall beneficially own Securities:

(1)
Quarterly Reports filed with the Commission on Form 10-QSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(2)
Annual Reports filed with the Commission on Form 10-KSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(3)
Copies of all notices, information and proxy statements in connection with any meetings that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

(j) Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

(k) Reporting Status. So long as a Lender beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

(l) Disclosure of Transaction.  The Company shall issue a press release describing all the material terms of the transactions contemplated hereby (the “Press Release”) on the day of each Closing but in no event later than one hour after such Closing; provided, however, that if the Closing occurs after 4:00 P.M. Eastern Time on any Trading Day, the Company shall issue the Press Release no later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing Date.  The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the form of Note, the Guaranty, the Mortgages, the Security Agreement and the Press Release) as soon as practicable following each Closing Date but in no event more than two (2) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and reasonable comment by the Lenders.  “Trading Day” means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

(m) Disclosure of Material Information.  The Company covenants and agrees that except for the information included in the Transaction Documents, neither it nor any other person acting on its behalf has provided or will provide any Lender or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Lender shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Lender shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(n) Pledge of Securities.  The Company acknowledges that the Securities may be pledged by a Lender in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Lender effecting a pledge of the Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. At the Lenders’ expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Lender.

(o) Subsidiary Guarantors.  The Company agrees to cause each Subsidiary created or acquired by the Company from the date hereof to execute and deliver to the Lenders a Guaranty pursuant to which such Subsidiary will unconditionally guaranty, on a joint and several basis with the other Subsidiaries, the full and prompt payment of the principal of and interest on the Notes.

(p) Participation Right.

(1)
So long as the Notes are outstanding, commencing on the date hereof and terminating on such date as the Company has sold  Subsequent Financing Securities for a purchase price equal to twice the principal amount of Notes issued and sold hereunder, each Lender shall have a right to purchase its Pro Rata Portion of all Subsequent Financing Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Subsequent Financing Securities excluded by Section 9(q) hereof (each an “Offering”). Each Lender’s “Pro Rata Portion” shall equal the product of fifty percent (50%) of the gross dollar amount of the Subsequent Financing Securities proposed be issued and sold by the Company and a fraction the numerator of which shall be the principal amount of the Note purchased by such Lender hereunder and the denominator of which shall be the aggregate principal amount of all Notes issued hereunder.  The term “Subsequent Financing Securities” shall mean: (i) any Common Stock, preferred stock or other security of the Company, (ii) any security convertible or exercisable, with or without consideration, into any Common Stock, preferred stock or other security of the Company, or (iii) any promissory note, debenture or other debt issued by the Company.

(2)
Notice of Right.  In the event the Company proposes to undertake an issuance of Subsequent Financing Securities, it shall give the Lenders written notice of its intention, describing the type of Subsequent Financing Securities and the price and terms upon which the Company proposes to issue the same and the proposed closing date of the issuance of Subsequent Financing Securities, which shall be within twenty (20) calendar days from the date of such notice.  Each Lender shall have ten (10) days from the date of receipt of any such notice to agree to purchase any shares of such Subsequent Financing Securities (up to such Lender’s Pro Rata Portion), for the price and upon the terms specified in the notice, by giving written notice to the Company and stating therein the quantity of Subsequent Financing Securities to be purchased.

(3)
Right of Over-Allotment.  The Company shall offer to each Lender who has elected to purchase its full Pro Rata Portion (a “Fully-Exercising Holder”), by the giving of written notice, any Subsequent Financing Securities that the Lenders had a right to purchase hereunder which such Lenders did not previously elect to purchase.  The Fully-Exercising Holders shall thereafter have ten (10) days from the date of receipt of such written notice to agree to purchase all or any portion of such available Subsequent Financing Securities; in the event that the Fully-Exercising Holders collectively elect to purchase more than the available Subsequent Financing Securities, the Subsequent Financing Securities shall be made available to the Fully-Exercising Holders ratably, in accordance with their respective Pro Rata Portions.

(4)
Exercise of Rights.  If one or more Lenders exercises its right of first offer hereunder, the closing of the purchase of the Subsequent Financing Securities with respect to which such right has been exercised shall take place within twenty (20) days following the giving of notice to Lenders under Section 9(q) hereof.

(5)
Lapse and Reinstatement of Right.  The Company shall have twenty (20) days following the giving of notice to Lenders under Section 9(q) hereof to sell the Subsequent Financing Securities included in the Offering at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company’s notice.  In the event the Company has not sold the Subsequent Financing Securities or entered into an agreement to sell the Subsequent Financing Securities within twenty (20) days following the giving of notice to Lenders under Section 9(q), the Company shall not thereafter issue or sell any Subsequent Financing Securities without first offering such securities to the Lenders in the manner provided above.

(q) Excluded Subsequent Financing Securities. The rights of first offer established by Section 9(p) shall have no application to any of the following Subsequent Financing Securities:

(1)
Subsequent Financing Securities issued or issuable upon conversion or exercise of any preferred stock, warrants, options, convertible debt or other rights to acquire any securities of the Company outstanding as of the date hereof;

(2)
Subsequent Financing Securities issued or issuable to employees, officers, directors, consultants or other persons performing services for the Company pursuant to any stock option plan, stock purchase plan, management incentive plan, consulting agreement or arrangement or other contract or undertaking approved by the Board of Directors of the Company;

(3)	Subsequent Financing Securities issued in a public offering; or

(4)	Subsequent Financing Securities issued to acquire assets or an ownership interest in any business or entity.

(r) Additional Covenants.  The Company shall comply with, and cause each Subsidiary to comply with, any covenants set forth in Section 6 of the Notes.

10.           Indemnification.

(a)           General Indemnity.  The Company agrees to indemnify and hold harmless the Lenders (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Lenders as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.  Each Lender severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Lender herein.  The maximum aggregate liability of each Lender pursuant to its indemnification obligations under this Section 10 shall not exceed the portion of the Purchase Price paid by such Lender hereunder.

(b) Indemnification Procedure.  Any party entitled to indemnification under this Section 10 (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 10 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.  The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim.  The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense.  The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent.  Notwithstanding anything in this Section 10 to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim.  The indemnification required by this Section 10 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

11.           Miscellaneous

(a) Fees and Expenses.  Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay, at the Closing all actual attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by one counsel to the Lenders in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder and any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents.  In addition, the Company shall pay all reasonable fees and expenses incurred by the Lenders in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses.  The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Notes and the Note Shares pursuant hereto.

(b)           Confidentiality; Non-Public Information.   Lender acknowledges and agrees that that  the existence of this Agreement and the information contained herein and in the other Transaction Documents is of a confidential nature and shall not, without the prior written consent of the Company, be disclosed by Lender to any person or entity, other than Lender’s personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and that it shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the subject matter of this Agreement, the Guaranty, the Note or the Security Agreement.  Lender further acknowledges and agrees that the information contained herein and in the other documents relating to this transaction may be regarded as material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company.  Accordingly, until such time as any such non-public information has been adequately disseminated to the public, Lender shall not purchase or sell any securities of the Company, or communicate such information to any other person.

(c)           Waivers and Amendments; Actions by Lenders.  Any provision of this Agreement, the Security Agreement, the Mortgages, the Guaranty, or the Notes may be amended, waived or modified upon the prior written consent of both the Company and the Required Lenders; provided, further, that no amendment or waiver approved pursuant to the preceding clause may apply to less than all of the Lenders, without the approval of each Lender whose interest would be adversely affected.  Without the written consent of the Required Lenders, no Lender may release any of the Collateral, bring an action to enforce rights against the Company or any guarantor of the Notes, exercise remedies with respect to an Event of Default (as defined in the Notes), enforce remedies under the Security Agreement or otherwise take action against or with respect to the Collateral, or enforce remedies under the Guaranty.  Any such amendment, modification, waiver, agreement or action effected in accordance with this Section 11(c) shall be binding upon the Company and each Lender and his or its successors and assigns even if they do not execute such document.  No consideration shall be offered or paid to any Lender to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  This provision constitutes a separate right granted to each Lender by the Company and shall not in any way be construed as the Lenders acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(d) Governing Law.  This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

(e) Consent to Jurisdiction; Venue.

The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and each Lender consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 11(e) shall affect or limit any right to serve process in any other manner permitted by law.  The Company and the Lenders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Securities, this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The parties hereby waive all rights to a trial by jury.

(f) Entire Agreement.  This Agreement together with the exhibits attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

(g) Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered or sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent to the addresses listed on the signature page hereto or at such other addresses as the parties shall have furnished to each other in writing.  Notices sent via hand delivery shall be effective when received, notices sent facsimile shall be effective upon written confirmation of transmission (if also sent by another form of notice permitted hereunder within 24 hours of sending the facsimile), notices sent by overnight courier shall be effective upon receipt, and notices mailed by certified or registered mail, postage prepaid return receipt requested, shall be effective five business days after deposit with the U.S. Postal Service.

(h) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.  The Lenders may assign the Securities and its rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

(i) No Third Party Beneficiaries.  Except as contemplated by Section 11 hereof, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Validity.  If any provision of this Agreement or the Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

ADDRESS: 7575 West Winds Blvd, Suite D Concord, NC 28027	DIRT MOTOR SPORTS, INC D/B/A WORLD RACING GROUP, INC.:
By: /s/ Brian Carter Name: Brian Carter Title: Chief Financial Officer

ADDRESS: c/o North Sound Sound Capital LLC 20 Horseneck Lane Greenwich, CT 06830
LENDER:

NORTH SOUND LEGACY INSTITUTIONAL FUND LLC
   By:  North Sound Capital LLC; Manager

By: /s/ Thomas E. McAuley
Name:  Thomas E. McAuley
Title:  Chief Investment Officer

Principal Amount of Note Purchased:  $____

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): ____

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $____

ROCKMORE INVESTMENT MASTER FUND LTD

By:  /s/ Bruce Bernstein
Name:  Bruce Bernstein
Title:  President

Principal Amount of Note Purchased:  $1,000,000

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): ____

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $____

CIPHER 06 LLC

By:  /s/ Michael S. Liss
Name:  Michael S. Liss
Title:  Managing Member

Principal Amount of Note Purchased:  $____

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): ____

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $____

C.E. UNTERBERG, TOWEIN CAPITAL PARTNERS, I, L.P.

By:  /s/ Andrew Arno
Name:  Andrew Arno
Title:  A Managing Member of the G.P.

Principal Amount of Note Purchased:  $250,000

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): 68,750 * 2

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $250,000

BASSO MULTI-STRATEGY HOLDING FUND LTD.

By:  /s/ Howard I. Fischer
Name:  Howard I. Fischer
Title:  Authorized Signatory

Principal Amount of Note Purchased:  $920,000

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): 253,000 (plus 50,600 shares from Bridge Loan)

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $84,000 (plus accrued & unpaid interest)

BASSO FUND LTD

By:  /s/ Howard I. Fischer
Name:  Howard I. Fischer
Title:  Authorized Signatory

Principal Amount of Note Purchased:  $80,000

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): 22,000 (plus 4,400 shares from Bridge Loan)

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $16,000 (plus accrued & unpaid interest)

VICIS CAPITAL MASTER FUND

By:  /s/ Keith W. Hughes
Name:  Keith W. Hughes
Title:  CFO Vicis Capital LLC

Principal Amount of Note Purchased:  $____

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): ____

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $____

TRELLUS SMALL CAP OPPORTUNITY OFFSHORE FUND LIMITED

By:  /s/ Adam Usdan
Name:  Adam Usdan
Title:  President

Principal Amount of Note Purchased:  $400,000

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): 110,000

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $____

TRELLUS SMALL CAP OPPORTUNITY FUND, LP

By:  /s/ Adam Usdan
Name:  Adam Usdan
Title:  President

Principal Amount of Note Purchased:  $600,000

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): 165,000

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $____

TRELLUS OFFSHORE FUND LIMITED

By:  /s/ Adam Usdan
Name:  Adam Usdan
Title:  President

Principal Amount of Note Purchased:  $785,000

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): 215,875

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $____

TRELLUS PARTNERS II, LP

By:  /s/ Adam Usdan
Name:  Adam Usdan
Title:  President

Principal Amount of Note Purchased:  $40,000

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): 11,000

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $____

TRELLUS PARTNERS, LP

By:  /s/ Adam Usdan
Name:  Adam Usdan
Title:  President

Principal Amount of Note Purchased:  $675,000

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): 185,625

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $____

IROQUOIS MASTER FUND LTD.

By:  /s/ Joshua Silverman
Name:  Joshua Silverman
Title:  Authorized Signatory

Principal Amount of Note Purchased:  $1,000,000

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): 275,000

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $    -

NORTH SOUND LEGACY INTERNATIONAL LTD.
  By:  North Sound Capital LLC, Investment Advisor

By:  /s/ Thomas E. McCauley
Name:  Thomas E. McCauley
Title:  Chief Investment Officer

Principal Amount of Note Purchased:  $900,000

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): 247,500

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $150,000 initial principal

NORTH SOUND LEGACY INSTITUTIONAL FUND LLC
  By:  North Sound Capital LLC, Manager

By:  /s/ Thomas E. McCauley
Name:  Thomas E. McCauley
Title:  Chief Investment Officer

Principal Amount of Note Purchased:  $300,000

Number of Note Shares (Principal Amount of Note Purchased multiplied by .275): 82,500

If paying all or part of the Purchase Price by exchanging short term notes, set forth the amount of short term being exchanged:  $50,000 initial principal

EXHIBIT A
FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR DIRT MOTOR SPORTS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

DIRT MOTOR SPORTS, INC. d/b/a WORLD RACING GROUP, INC. SENIOR SECURED NOTE

U.S. $15,000,000.00	Issuance Date: ______ 2007
No.: [ ]	Maturity Date: March 15, 2010

FOR VALUE RECEIVED, the undersigned, Dirt Motor Sports, Inc., d/b/a

World Racing Group, Inc., a Delaware corporation (the "Company"), hereby promises to pay to ____ the order of ___ or any future permitted holder of this note (the "Payee"), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of up to Fifteen Million Dollars ($15,000,000.00), or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this note (this "Note"). This Note, together with other notes of like kind up to a total principal amount of $ 15 million shall be referred to as the "Notes".

            This Note has been executed and delivered pursuant to the Note Purchase Agreement dated as of___ , 2007 (the "Note Purchase Agreement") by and among the Company and the Lenders listed therein. ^|pftaiized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Note Purchase Agreement. The rights of the holder of this Note (including but not limited to those described in Section 5 hereof) are subject to the provisions and restrictions of the Note Purchase Agreement, including but not limited to Section 11 (c) of the Note Purchase Agreement.

1.     Principal and Interest Payments.

(a) The Company shall repay in full the entire principal balance then outstanding under this Note on the first to occur (the "Maturity Date") of: (i) March 15, 2010, or (ii) the acceleration of the obligations as contemplated by this Note. Beginning on the issuance date of this Note (the "Issuance Date"), the outstanding principal balance of this Note shall bear interest at a rate per annum equal to twelve and one-half percent (12.5%) (the "Interest Rate"), payable on each of March 15, June 15, September 15, and December 15 following the date hereof through the Maturity Date; provided, however, that the interest payments due on December 15, 2007, March 15, 2008 and Jgjfe^ |008 shall be payable in cash on the Issuance Date; provided, further, that any interest payments' due commencing on September 15,2008 shall be payable, at the option of the Company (i) in cash at the Interest Rate, or (ii) additional senior notes with principal amounts equal to the interest then due at a rate of thirteen and one-half percent (13.5%) per annum. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months. Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law, the Company will pay interest to Payee, payable on demand, on the outstanding principal balance of the Notes from the date of the Event of Default until such Event of Default is cured at a rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum.

2. Security. This Note shall be secured by a perfected security interest in all of the assets of the Company, including all trade and service marks and real property owned by the Company but excluding vehicles and any leased equipment as provided in the Security Agreement dated ___  , 2007 among the Company and the Payees dated as of the date hereof (the "Security Agreement") and the Mortgages.

3. Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business .day^^nd such next succeeding day shall be included in the calculation of the amount of accruedifeiest-payable on such date.

4. Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a) the Company shall fail to make the payment of any amount of any principal outstanding for a period of three (3) business days after the date such payment shall become due and payable hereunder; or

(b) the Company shall fail to make any payment of interest for a period of five (5) business days after the date such interest shall become due and payable hereunder; or

(c) any representation, warranty or certification made by the Company herein or in the Note Purchase Agreement, Security Agreement or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(d) the failure by the Company to perform or observe any covenant, agreement or obligation contained in this Note, the Note Purchase Agreement or the Security Agreement within ten (10) days after receipt! of oyr^tten notice from Payee of such failure to so perform or observe; or 'r,C;''iJ

(e) the holder of any indebtedness of the Company or any Subsidiary in excess of $250,000 shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness prior to its stated maturity or payment date, whether such indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

(f) a judgment or order for the payment of money shall be rendered against the Company or any Subsidiary in excess of $500,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty (60) consecutive days following entry of the judgment or order in excess of $500,000 or the judgment or order which causes the aggregate amount described above to exceed $500,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effeot; or                                                     \ '

(g) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the United States Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(h) a proceeding or case shall be commenced in respect of the Company or any Subsidiary without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any Subsidiary or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any Subsidiary and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days; or

(i)           the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board for a period of ten (10) consecutive trading days; or

(j) upon the occurrence of a Change in Control Event. "Change in Control Event" shall mean: (1) the acquisition by an individual, entity or group (each, a "Person") within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, as amended (the "Exchange Act") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially *owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% .orcmbre of either (A) the then-outstanding shares of Common Stock of the Company (the "Outstanding Common Stock") or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company of Outstanding Voting Securities (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any corporation controlled by the Company, or (III) any acquisition by any corporation pursuant to a Business Combination (as defined in this Section 4(j) below) that complies with clauses (A) and (B) of subsection (3) of this section; (2) an event that results in the Continuing Directors (as defined below) not constituting a majority of the Board of Directors of the Company (or, if applicable, the board of directors of a successor corporation to the Company) (the "Board"); or (3) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied:

 (A) all or substantially all of individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination, which shall include, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Common Stock and Outstanding Voting Securities, respectively, immediately prior to such Business Combination, and (B) no person (excluding the Acquiring Corporation or any employee benefit plan or related trust maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination). "Continuing Director" means, at any date, a member of the Board: (A) who was a member of the Board on the date of this Agreement, or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Dire|gprj|at the time of such nomination or election or whose election to the Board was recommeriu^ajor endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on . behalf of a person other than the Board; or

(k)     the failure by the Company to perfect all of the security interests as described in Section 2 hereof within forty-five (45) days of the Closing Date;

                 (1)      any breach or failure in any respect to comply with Section 7 of this Note; or

(m)    a default under any of the Notes.

5. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of ithis Note may, subject to the terms of the Note Purchase Agreement, declare all or part b'f^the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable within ten (10) business days of receipt of notice by the Payee. Subject to the terms of the Note Purchase Agreement, the Payee may exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note, the Security Agreement, the Guaranty or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

6. Covenants.

(a) Prepayment. The Company may prepay the Note, including all accrued and unpaid interest at any time, with a make whole provision in an amount equal to an additional six months of interest payments or interest for the remainder of the term if such prepayment occurs within six months of the Maturity Date.

(b) Rank. All payments due under this Note (a) shall rank pari passu with all other Notes and (b) shall be senior to aJU other Indebtedness of the Company and its Subsidiaries, whether currently existing l|^vh^i|ajfter formed or acquired, other than the outstanding mortgage dated March 15, 200pm*lav6r !of Helen W. Martin relating to the Volusia Speedway Park.

(c) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by the Notes and (ii) other Permitted Indebtedness. "Permitted Indebtedness" means (i) promissory notes issued in payment of interest under the Notes and (ii) up to $500,000 in the aggregate for the purchase or lease of vehicles or equipment secured by such vehicles or equipment; provided, however, that the Company shall not issue any securities or other financial instruments that rank senior to or pari-passu to the Notes, without the prior written consent of the Required Lenders and (iii) indebtedness secured by Permitted Liens. "Required Lenders" shall mean any Lender or group of Lenders if the sum of the principal amount of the Notes then outstanding held by such Lenders aggregates at least sixty percent (60%) of the total principal amount of all of the Notes then outstanding.

(d) Existence of TUens.  So long as this Note is outstanding, the Company shall not, and the Company shall hot permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens. "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with US GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company's obligations under the Notes, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (v) above, provided that any extension, renewal or replacement Lien to the property encumbered by the existing Lien and the principal amount ol^Me Indebtedness being extended, renewed or refinanced does not increase, (vii) Liens securing the Company's obligations under this Note and the other Notes; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods and (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(f).

(e) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting an Event of Default has occurred and is continuing. Notwithstanding the foregoing, the Company may, during the occurrence of an Event of Default, continue to make regularly scheduled payments of principal and interest (but not prepayments or payments upon acceleration) on the Indebtedness permitted pursuant to clauses (ii) of the definition of Permitted Indebtedness.
(f) Restriction on Redemption and Cash Dividends. Until all of the Notes have been redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock, other than payment of dividends on shares of its Series D Convertible Preferred Stock as declared by the Board of Directors out of assets-legally available therefore, without the prior express written consent of the Required Lenders.

7. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

8. Parties in Interest. Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of Section 16 of this Note) or, pledged, hypothecated or otherwise granted as security by the Payee.

9. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

10. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books or establishes a record date (x) with respect to any dividend or distribution upon the common stock of the Company, (y) with respect to any pro rata subscription offer to holders of common stock of the Company or (z) for determining rights to vote with respect to a major transaction, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information h^|iia(de known to the public. The Company will also give written notice to the Payee at le|ft*twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

Address of the Payee:

Address of the Company:
Dirt Motor Sports, Inc.
d/b/a World Racing Group, Inc.
7575 West Winds Blvd., Suite D
Concord NC 28027
Tel. No.: (704) 425-7223
Fax No.:                                .

with a copy to:
Fox Rothschild LLP
997 Lenox Drive Building 3
Lawrenceville, NJ 08648-2311
Attention: Vincent A. Vietti, Esq.
Tel. No.: (609) 896-4571
Fax No.: (609) 896-1469

11. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted of construed with any presumption against the party causing this Note to be drafted.

12. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose. ,

13. Remedies. Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Note Purchase Agreement, the Security Agreement, the Guaranty at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

14. Failure or Indulgence :-Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder (including without limitation to perfect any security interest granted to Payee by this Note) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

15. Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

16. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party.

17. Compliance with Securities Laws. The Payee of this Note acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall /.be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR DIRT MOTOR SPORTS, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

18. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this N^^inianyJurisdiction.

19. Consent to Jurisdictiolt^Each of the Company and the Payee hereby irrevocably submits to the jurisdiction of the United States District of Delaware or the Superior Court of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Note; and the Company hereby irrevocably submits to the jurisdiction of any federal and/or state courts in any locality in which any Collateral may be located. Each of the Company and the Payee hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 10 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 19 shall affect or limit any right to serve process in any other manner permitted by law.

20. Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

DIRT MOTOR SPORTS, INC.  d/b/a WORLD RACING GROUP, INC.

By: ____
Name:
Title:

EXHIBIT B
FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time in accordance herewith and including all attachments, exhibits and schedules hereto, the "'Agreement''), dated  ___   , 2007, made by Dirt Motor Sports, Inc.d/b/a World Racing Group, Inc., a Delaware corporation ("Dirt Motor"'), and Carter & Miracle Concessions, LLC, a Florida limited liability company ("C &M" and together with Dirt Motor, the "Grantor "), in favor of each of the Secured Parties whose names are set forth on Exhibit A hereto (collectively, the "Secured Parties ").

WHEREAS, the Grantor has issued separate senior secured promissory notes to the Secured Parties (the "Notes") in the aggregate principal amount of up to $15,000,000 pursuant to a Note Purchase Agreement by and among the Grantor and each of the Secured Parties dated the date hereof (the "Purchase Agreement"); and

WHEREAS, it is a condition precedent to'the^ Secured Parties making the loan evidenced by the Notes to the Grantor that the Grantor execute and deliver to the Secured Parties a security agreement and other documents (including mortgages) providing for the grant to the Secured Parties of a continuing security interest in substantially all real and personal properly and assets of the Grantor, all in substantially the form hereof to secure the Obligations (hereinafter defined).

NOW, THEREFORE, the parties agree as follows:

ARTICLE I Definitions

Section 1.1.   Definition of Terms Used Herein. All capitalized terms used herein and not defined herein have the respective meanings provided therefor in the Purchase Agreement. All terms defined in the Uniform Commercial Code (hereinafter defined) as in effect from time to time and used herein and not otherwise defined herein (whether or not such terms are capitalized) have the same definitions herein as specified therein. The rights of the Secured Parties hereunder (including but not limited to those described in Article VI and Section 7.14 hereof) are subject to Section 11(c) of the Purchase Agreement.

Section 1.2.   Definition of Certain Terms Used Herein. As used herein, the following terms have the following meanings:

"Collateral" means all real and personal property, of every kind and nature, wherever located, all accounts receivable of the Grantor and all fixture property of every kind and nature, including, without limitation, all furniture, fixtures, equipment, raw materials, inventory, or other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit and all general intangibles including, without limitation, all tax refund claims, license fees, patents, patent licenses, patent applications, trademarks, trademark licenseSj trademark applications, trade names, copyrights, copyright licenses, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Grantor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Grantor, and all recorded data of any kind orlhauofe, regardless of the medium of recording including, without limitation, all books and records, software, writings, plans, specifications and schematics; and all proceeds and products of each of the foregoing. For purposes of this Security Agreement, "Collateral" shall exclude so much of Grantor's property as is described in the Mortgages and shall exclude vehicles and any leased equipment.

"Defaulf means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, of Otherwise remedied during such time) constitute an Event of Default.

"Existing Lien" means any Liens set forth on Schedule 3.3 attached hereto. "Event of Default" has the meaning specified in the Notes. "Indemnitees " has the meaning specified in Section 7.5(b).

"Lien" means: (i) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledg0,vhyipQthecation, assignment, deposit arrangement, agreement, security agreement, conditional sal#0)!r<trust receipt or a lease, consignment or bailment for security purposes; (ii) to the extent not included under clause (i), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (iii) any contingent or other agreement to provide any of the foregoing.

"Mortgages" shall mean the mortgages or deeds of trust relating to the real property owned by Grantor.

"Notes" has the meaning assigned to such term in the first recital of this Agreement.

"Permitted Lien" shall mean (i) Existing Liens, (ii) Liens on equipment and purchase money security interests in respect of obligations to pay money not in excess of $500,000 and (iii) without duplication, "Permitted Liens" as defined in the Notes.

"Obligations" means all indebtedness, liabilities, obligations, covenants and duties of the Grantor to the Secured Parties of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, now existing of hereafter arising under or in connection with the Notes, the Purchase Agreement and this Agreement.

"Registered Organization " means anientity formed by filing a registration document with a United States Governmental Authority, such as a corporation, limited partnership or limited liability company.

"Required Lenders" has the meaning set forth in Section 9(b) of the Purchase Agreement.

"Security Interest" has the meaning specified in Section 2.1 of this Agreement.

"Uniform Commercial Code " means the Uniform Commercial Code from time to time in effect in the State of New York.

ARTICLE II. Security Interest

Section 2.1.   Security Interest. As security for the payment and performance, in full of the Obligations, and any extensions, renewals, modifications or refinancings of the Obligations, the Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Secured Parties, and hereby grants to the Secured Parties, their successors and assigns, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest").

Section 2.2.   No Assumption ofLiab0M\ The Security Interest is granted as security only and shall not subject the Secured Parties to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of the Collateral.

ARTICLE III. Representations and Warranties

The Grantor represents and warrants to the Secured Parties that:

Section 3.1.    Title and Authority. The Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Secured Parties the Security Interest and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

Section 3.2.   Filings; Actions to Achieve Perfection. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Secured Parties for filing in each United States governmental, municipal or other office specified in Schedule A, which^eiaffithe filings,, recordings and registrations that are necessary to publish notice of and protecf^eivafMity of and to establish a legal, valid and perfected security interest in favor of the Secured Parties in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United, States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or with respect to the filing of amendments or new filings to reflect the change of the Grantor's name, location, identity or corporate structure. The Grantor's name is listed in the preamble of this Agreement identically to how it appears on its certificate of incorporation or other organizational documents.

Section 3.3.    Validity and Priority of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject only to the filings described in Section 3.2 above and other previously perfected security interests in the Collateral listed on Schedule 3.3 to this Agreement ("Existing Liens") and Permitted Liens, a  security interest in all Collateral in which a security interest may be perfected by filing, r%c#aing or registration in the United States pursuant to the Uniform Commercial Code or other applicable law in the United States (or any political subdivision thereof) and its territories and possessions or any other country, state or nation (or any political subdivision thereof). The Security Interest is and shall be subordinate to any other Existing Lien on any of the Collateral.

Section 3.4.   Absence of Other Liens. The Collateral is owned by the Grantor free and clear of any Lien other than Permitted Liens. Without limiting the foregoing and except as set forth on Schedule 3.4 to this Agreement, the Grantor has not filed or consented to any filing described in Section 3.2 in favor of any Person other than the Secured Parties, nor permitted the granting or assignment of a security interest or permitted perfection of any security interest in the Collateral in favor of any Person other than the Secured Parties. The Secured Parties' having possession of all instruments and cash constituting Collateral from time to time and the filing of financing statements in the offices referred to in Schedule A hereto results in the perfection of such security interest. Such security interest is* of in the case of Collateral in which the Grantor obtain rights after the date hereof, will be, a perfected security interest. Such notices, filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken.

Section 3.5.    Valid and Bindim Q$JMiibn\ This Agreement constitutes the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies,, and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

ARTICLE IV. Covenants

Section 4.1.    Change of Name; Location of Collateral; Place of Business, State of Formation or Organization.

(a) The Grantor shall notify the Secured Parties in writing promptly of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it (including the establishment of any such new office or facility), (iii) in its identity or corporate structure such that a filed filing made under the Uniform Commercial Code becomes misleading or (iv) in its Federal Taxpayer Identification Number. In extension of the foregoing, the Grantor shall not effect or perf^^y"change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Secured Parties to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b) Without limiting Section 4.1 (a), without the prior written consent of the Secured Parties in each instance, the Grantor shall not change its (i) principal residence, if it is an individual, (ii) place of business, if it has only one place of business and is not a Registered Organization, (iii) principal place of business, if it has more than one place of business and is not a Registered Organization, or (iv) state of incorporation, formation or organization, if it is a Registered Organization.

Section 4.2.   Records. The Grantor shall maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as any of the Secured Parties may reasonably request, promptly to prepare an4;de|i;^r to, such Secured Party a duly certified schedule or schedules in form and detail satisftldry to such Secured Party showing the identity, amount and location of any and all Collateral.

Section 4.3.   Periodic Certification; Notice of Changes. In the event there should at any time be any change in the information represented and warranted herein or in the documents and instruments executed and delivered in connection herewith, the Grantor shall immediately notify the Secured Parties in writing of such change (this notice requirement shall be in extension of and shall not limit or relieve the Grantor of any other covenants hereunder).

Section 4.4.   Protection of Security. The Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Secured Parties in the Collateral and the priority thereof against any Lien other than Existing Liens and Permitted Liens.

Section 4.5.   Inspection and Verification. The Secured Parties and such persons as the Secured Parties may reasonably designate shall have the right to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantor's affairs with the officers of the Grantor and its independent accountants and tp verify under reasonable procedures the validity, amount, quality, quantity, value, c|^|i0hahd status of, or any other matter relating to, the Collateral, including, in the case of collalfta%n tfie possession of any third Person and upon an Event of Default, by contacting any account debtor or third Person possessing such Collateral for the purpose of making such a verification. Out-of-pocket expenses in connection with any inspections by representatives of the Secured Parties shall be (a) the obligations of the Grantor with respect to any inspection after the Secured Parties' demand payment of the Notes or (b) the obligation of the Secured Parties in any other case.

Section 4.6.   Taxes; Encumbrances. At their option, the Secured Parties may discharge Liens, other than Existing Liens and Permitted Liens, at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral to the extent the Grantor fails to do so and the Grantor shall reimburse the Secured Parties on demand for any payment made or any expense incurred by the Secured Parties pursuant to the foregoing authorization; provided, however, that nothing in this Section shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Secured Parties to cure or perform, any covenants or other obligation of the Grantor with respect to any Lien or maintenance or preservation of Collateral as set forth herein.

Section 4.7.    Use and Disposition of&ttlateral. The Grantor shall not make or permit to be made an assignment, pledge or hypothecation of any Collateral or shall grant any other Lien in respect of the Collateral other than Existing Liens (and replacements thereof) and Permitted Liens without the prior written consent of the Secured Parties. The Grantor shall not make or permit to be made any transfer of any Collateral outside of the normal course of business and the Grantor shall remain at all times in possession of the Collateral owned by it, Other than with respect to Existing Liens and other liens approved by the Secured Parties.

Section 4.8.   Insurance/Notice of Loss. Within a reasonable period of time following the date of this Agreement, Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral. In extension of the foregoing and without limitation, such insurance shall be payable to the Secured Parties as loss payee under a "standard" loss payee clause, and the Secured Parties shall be listed as an "additional insured" on Grantor's general liability insurance. Such insurance shall not be terminated, cancelled or not renewed for any reason, including non-payment of insurance premiums, unless the insurer shall have provided the Secured Parties at least 30 days prior written notice. Grantor irrevocably makes, constitutes and appoints the Secured Parties (and all officers, employees or agents designated by the Secured Parties) as its true and lawful agent and attorney-in-fact for the purpose, at any time following the Secured Parties;' demand for payment of the Notes, of making, settling and adjusting claims in respect of Coll^eral; under policies of insurance, endorsing the name of Grantor on any check, draft, instrument or other item of payment for the proceeds of Such policies of insurance and for making all determinations and decisions with respect thereto. In the event that Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Secured Parties may, without waiving or releasing any obligation or liability of Grantor hereunder, in their sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Secured Parties deem advisable. All sums disbursed by the Secured Parties in connection and in accordance with this Section, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable upon demand, by Grantor to the Secured Parties and shall be additional Obligations secured hereby. Grantor shall promptly notify the Secured Parties if any material portion of the Collateral owned or held by Grantor is damaged or destroyed. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall (i) so long as the Secured Parties have not demanded payment of the Notes, be disbursed to Grantor for direct application by Grantor solely to the repair or replacement of Grantor's property so damaged or destroyed, and (ii) in all other circumstances, be held by the Secured Parties as cash collateral for the Obligations. The Secured Parties may, at their sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Parties may reasonably prescribe, for direct/apt)l^tion by the Secured Parties solely to the repair or replacement of Grantor's property so damlgedor destroyed, or Grantor may apply all or any part of such proceeds to the Obligations.

Section 4.9.   Legend. Grantor shall legend, in form and manner satisfactory to the Secured Parties, its accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such accounts have been assigned to the Secured Parties and that the Secured Parties have a security interest therein.

ARTICLE V. Further Assurances; Power of Attorney

Section 5.1.   Further Assurances. Grantor shall, at its own expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Secured Parties may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or inxonnection with any of the Collateral shall be or become evidenced by any promissory noter^^^x instrument, such note or instrument shall be immediately pledged and delivered to the Secured Parties, duly endorsed in a manner satisfactory to the Secured Parties.

Section 5.2.   Power of Attorney.

(a)   Grantor hereby irrevocably (as a power coupled with an interest) constitutes and appoints the Collateral Agent (as defined in Section 7.14 hereof) and all officers, employees or agents designated by the Collateral Agent, its attorney-in-fact with full power of substitution, for the benefit of the Secured Parties, (i) to take all appropriate action and to execute all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and without limiting the generality of the foregoing, Grantor hereby grants the power to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by Grantor, without the signature of Grantor, and naming Grantor as debto)rga^|f the'Collateral Agent and/or the Secured Parties as secured party; and  (ii) at any time following any applicable cure period for an Event of Default (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of Grantor on any invoice or bill of lading relating to any of the Collateral; (iv) to send verifications of accounts to any account debtor or any other Person liable for an account; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceeding relating to all or any of the Collateral; and (vii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Secured Parties were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Secured Parties to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Parties, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Secured Parties with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Grantor or to any claim or action against the Secured Parties.

(b)   The provisions of this Article shall in no event relieve Grantor of any of its obligations hereunder with respect to the Collateral or any part thereof or impose any obligation on the Secured Parties to proceed in any particular manner with respect to the Collateral of any part thereof, or in any way limit the exercise by the Secured Parties of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, by law or otherwise.

ARTICLE VI. Remedies

Section 6.1.   Remedies upon Default.

(a) Upon me occurrence and during the continuance of an Event of Default, Grantor agrees to deliver each item of its Collateral to the Secured Parties on demand, and it is agreed that the Secured Parties shall have the right to take any of or all the following actions at the same or different times (but at all times subject to any Existing Liens): with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, exercise Grantor's right to bill and receive payment for completed work and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code of other applicable law. Without limiting the generality of the foregoing, Grantor agrees that the Secured Parties shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Secured Parties shall deem appropriate. The Secured Parties shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Secured Parties shall have the right to assign-transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at'any such sale shall hold the property sold absolutely, free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which Grantor now has or fnay at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) The Secured Parties shall give Grantor ten (10) days' written notice (which Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code) of the Secured Parties' intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Parties may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Parties may (in their sole and absolute discretion) determine. The Secured Parties shall not be obligated to make any sale of any Collateral if it shall determine to; regardless of the fact that notice of sale of such Collateral shall have been given. The Soured Parties may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Parties until the sale price is paid by the purchaser or purchasers thereof, but the Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, the Secured Parties may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Parties from Grantor as a credit against the purchase price, and the Secured Parties may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Secured Parties shall be free to carry out such sale pursuant to such agreement and Grantor shall not be entitled to the return o^ftjie; Collateral or any portion thereof subject thereto, notwithstanding the fact that after tr^^^urli Parties shall have entered into such an agreement all Obligations have been paid in full As an alternative to exercising the power of sale herein conferred upon it, the Secured Parties may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Section 6.2.   Application of Proceeds. The Secured Parties and the Collateral Agent on behalf of the Secured Parties shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

(a) FIRST, to the payment of all costs and expenses incurred by the Secured Parties in connection with such collection or sale or otherwise in connection with this Agreement Or any of the Obligations, including all court costs and the fees and exppses of its agents and legal counsel, and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder, under the Purchase Agreement and the Notes and the other Transaction Documents;
(b) SECOND, to the payment in full of the Obligations distributed among the Secured Parties on a pro rata basis; and
(c)   THIRD, to Grantor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may otherwise direct.

Subject to the foregoing, the Secured Parties shall have absolute discretion as to the time of application of such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Secured Parties (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of any such proceeds, moneys or balances by the Secured Parties or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Parties or such officer or be answerable in any way for the misapplication thereof.

Section 6.3.   Grant of License to Use Intellectual Property. For the purpose of enabling the Secured Parties to exercise rights and remedies under this Article at such time as the Secured Parties shall be lawfully entitled to exercise such rights and remedies, to the extent not prohibited by any intellectual property license, Grantoj- hereby grants to the Secured Parties an irrevocable, non-exclusive license (exercisable without pllySe'nt of royalty or other compensation to Grantor) to use, license or sub-license any of the Collateral consisting of intellectual property now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Secured Parties may be exercised, at the option of the Secured Parties, only following the Secured Parties' demand for payment of the Notes.

ARTICLE VII. Miscellaneous

Section 7.1.   Notices. All communications and notices hereunder to the Grantor and to the Secured Parties shall (except as otherwise expressly permitted herein) be in writing and delivered to the Grantor or the Secured Parties, as the case may be, as provided in the Purchase Agreement.

Section 7.2.   Security Interest Absolute. All rights of the Secured Parties hereunder, the Security Interest and all obligations of Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Purchase Agreement, the Notes, any Loan Document or any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of tfe||fe!lg0„ihg, (b) any change in the time, manner or place of payment of, or in any other term of,'111* or'any of the Obligations, Or any other amendment or waiver of or any consent to any departure from the Purchase Agreement, the Notes, any Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Obligations or this Agreement.

Section 7.3.   Survival of Agreement. All covenants, agreements, representations and warranties made by Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making of the loan and the execution and delivery to the Secured Parties of the Notes, regardless of any investigation made by the Secured Parties or on their behalf; and shall continue in full force and effect until this Agreement shall terminate. -

Section 7.4.   Binding Effect; SeverW9&eement: Successors and Assigns. This Agreement shall become effective as to Grantor when a counterpart hereof executed on behalf of Grantor shall have been delivered to the Secured Parties and a counterpart hereof shall have been executed on behalf of the Secured Parties, and thereafter shall be binding upon Grantor and the Secured Parties and their respective successors and assigns, and shall inure to the benefit of Grantor, the Secured Parties arid their respective successors and assigns, except that Grantor Shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Purchase Agreement and the Notes.

Section 7.5.   Secured Parties' Fees and Expense: Indemnification.

(a) Grantor agrees to pay upon demand to the Secured Parties the amount of; any and all reasonable expenses, including all reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Secured Parties may incur in connection with (i) the administration of this Agreement (including the customary fees and charges of the Secured Parties for any audits conducted by them or on their behalf with respect to the accounts inventory), (ii) the custody or preservation of, orjhesale of, collection from or other realization  "upon any of the Collateral, (iii) the exercise^^celment or protection of any of the rights of the Secured Parties hereunder or (iv) the failure oTGrantor to perform or observe any of the provisions hereof.

(b) Grantor agrees to indemnify the Secured Parties and the agent, contractors and employees of the Secured Parties (collectively, the "Indemnitees") against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery, or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement, the Purchase Agreement and the Notes, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceabil|^Mji| term or provision of this Agreement, the Purchase Agreement or the Notes, or any iriv|pglti6n made by or on behalf of the Secured Parties. All amounts due under this Section shall be payable on written demand therefor.

Section 7.6.   GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY OF THE CONFLICTS OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION. THIS AGREEMENT SHALL NOT BE INTERPRETED OR CONSTRUED WITH ANY PRESUMPTION AGAINST THE PARTY CAUSING THIS AGREEMENT TO BE DRAFTED.

Section 7.7.    Waivers; Amendment.

(a) No failure or delay of the Secured Parties in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise therecfS^|tne: exercise of any other right or power. The rights and remedies of the Secured Parties hereurltier'arid under the Purchase Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement, the Purchase Agreement, or the Notes or the other Transaction Documents or consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended Or modified except pursuant to an agreement or agreements, in writing entered into by the Required Lenders and Grantor.

Section 7.8.   WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE PURCHASE AGREEMENT OR THE NOTES. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESStY>QR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT 0$ LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE PURCHASE AGREEMENT AND THE NOTES, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.9.   Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Each party shall Jae.^ntMed to rely on a facsimile signature of any other party hereunder as if it were an origirial.

Section 7.11. Jurisdiction; Consent to Service ofProcess.

(a) Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Purchase Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Secured Parties may otherwise have to bring any action or proceeding relating to this Agreement, the Purchase Agreement or the Notes against Grantor or its properties in the courts of any jurisdiction.

(b) Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any of which it may now or hereafter have to the laying of venue of any suit, action or proceea|Sgliarising out of or relating to this Agreement, the Purchase Agreement or the Notes in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding iii any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.1. Nothing in this Agreement will affect the right of any party to this Agreement to process in any other manner permitted by law.

Section 7.12. Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been paid in full, at which time the Secured Parties shall execute and deliver to Grantor, at Grantor's expense, all Uniform Commercial Code termination statements and similar documents which Grantor shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section shall be without recourse to or warranty by the Secured Parties.

Section 7.13. -Prejudgment Remedy Waiver. Grantor acknowledges that this Agreement, the Purchase Agreement and the Notes evidence a commercial transaction and that it could, under certain circumstances have the right, to notice of and hearing on the right of the Secured Parties to obtain a prejudgment remedy, suchcS§ attachment, garnishment and/or replevin, upon Commencing any litigation against Grantor. ^liMitbifanding, Grantor hereby waives all rights to notice, judicial hearing or prior court order to which it might otherwise have the right under any state or federal statute or constitution in connection with the obtaining by the Secured Parties of any prejudgment remedy by reason of this Agreement, the Purchase Agreement, the Notes or by reason of the Obligations or any renewals or extensions of the same. Grantor also waives any and all objection which it might otherwise assert, now or in the future, to the exercise or use by titie Secured Parties of any right of setoff, repossession or self help as may presently exist under statute or common law.

Section 7.14.    Collateral Agent.

(a) Each Secured Party hereby appoints Cipher Capital Partners LLC (the "Collateral Agent") as the Collateral Agent hereunder and each Secured Party authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Collateral Agent under such agreements and to exercise such powers^ are reasonably incidental thereto. Without limiting the foregoing, each Secured Party he||^; authorizes the Collateral Agent to execute and deliver, and to perform its obligations under, each of the documents to which the Collateral Agent is a party relating to security for the obligations under the Notes, to exercise all rights, powers and remedies that the Collateral Agent may have under such Transaction Documents and, in the case of the Transaction Documents, to act as agent for the Secured Parties under such Transaction Documents.

(b) As to any matters not expressly provided for by this Agreement and the other document relating thereto (including enforcement or collection), the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Secured Parties; provided, however, that the Collateral Agent shall not be required to take any action that (i) the Collateral Agent in good faith believes exposes it to personal liability unless the Collateral Agent receives an indemnification satisfactory to it from the Secured Parties with respect to such action or (ii) is contrary to this Agreement or applicable law. The Collateral Agent agrees to give to each Secured Party prompt notice of (i) each notice given to it by the Company pursuant to the terms of this Agreement or the other Transaction Documents and (ii) the actions taken by the Collateral Agent on behalf of the Secured Party., If the Collateral Agent receives conflicting instructions from the Secured Parties it wilMolftte required to act until it receives instructions from the Secured Parties holding a majority o'Mie Notes (calculated in dollar amounts rather than noteholders).

(c) In performing its functions and duties hereunder and under the Transaction Documents and the other documents required to be executed or delivered in connection therewith, the Collateral Agent is acting solely on behalf of the Secured Parties and its duties are entirely administrative in nature. The Collateral Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein, in the Transaction Documents and any other documents required to be executed or delivered in connection therewith related hereto or any other relationship as the agent, fiduciary or trustee of or for any Secured Party or holder of any other obligation under this Agreement or the Notes. The Collateral Agent may perform any of its duties under any Transaction Document by or through its agents or employees.

(d) None of the Collateral Agent, any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Transaction Documents, except for its, his, her or their oifSiigloss negligence or willful misconduct.

(e) Each Secured Party acknowledges that it shall, independently and without reliance upon the Collateral Agent or any other Secured Party conduct its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the issuance of the Securities. Each Secured Party also acknowledges that it shall, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Transaction Documents. For avoidance of doubt, each Secured Party represents that it has had no contact with the Collateral Agent; and acknowledges that the Collateral Agent has had no role in the negotiation or preparation of the Transaction Documents and was contacted after such negotiations and documents were finalized for the purpose of serving solely in the administrative role of Collateral Agent under this Agreement.

(f) Each Secured Party, severally but not jointly and on a pro rata basis, agrees to indemnify the Collateral Agent and each of its affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses ;and disbursements of financial and legal advisors) of any kind or nature whatsoever Iriatniiy'be imposed oh, incurred by, or asserted against, the Collateral Agent or any of its affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Transaction Documents or any action taken or omitted by the Collateral Agent under this Agreement or the document related thereto; provided, however, that no Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's or such Affiliate's gross negligence or willful misconduct.

(g) The Collateral Agent may resign at any time by giving written notice thereof to the Secured Parties and the Company. Upon any such resignation, the Secured Parties shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Secured Parties, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent, selected from among the Secured Parties. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Transaction Documents andanyittnerdocuments required to be executed or delivered in connection therewith. Prior to any retiring Collateral Agent's resignation hereunder as Collateral Agent, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Transaction Documents. After such resignation, the retiring Collateral Agent shall continue to have the benefit of this Agreement as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement, the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(h)             Each Secured Party agrees that any action taken by the Collateral Agent in accordance with the provisions of this Agreement or of the other document relating thereto, and the exercise by the Collateral Agent or the Secured Parties of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

(i)             Each of the Secured PartiQfp^by directs, in accordance with the terms hereof, the Collateral Agent to release (or in the case of clause (ii) below, release or subordinate) any Lien held by the Collateral Agent for the benefit of the Secured Parties against any of the following: (i) all of the Collateral upon payment and satisfaction in full of all obligations under the Notes and all other obligations under the Transaction Documents that the Collateral Agent has been notified in writing are then due and payable; (ii) any assets that are subject to a Lien permitted by Section 3.2); and (iii) any part of the Collateral sold or disposed of by the Company or any Subsidiary if such sale or disposition is permitted by this Agreement and the Notes (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement and the Notes). Each of the Secured Parties hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 7.14 promptly upon the effectiveness of any such release.

(j) The contact information for the Collateral Agent is: Cipher Capital Partners LLC, c/o Burnham Hill Partners, 590 Madison Avenue, 5th Floor, New York, New York 10022, Attention: Michael Liss. The fax number for Cipher Capital Partners is (212) 980-9466 and the E-mail address is mliss@burnharnhill.com. The telephone number for Cipher Capital Partners is (212) 980-2200.

(k) The Collateral Agent:

(i) shall not be responsible in any manner for the i validity, correctness or sufficiency of any document or instrument ireceived by or made available to it, in its capacity as Collateral
Agent hereunder.

(ii) shall be entitled to act upon any written certificate, statement, notice, demand, request, consent, agreement or other instrument whatever, not only in reliance upon its due execution and the validity and effectiveness of its provisions, but also as to the accuracy and completeness of any information therein contained, which the Collateral Agent shall in good faith believe to be genuine and to have been signed or presented by any authorized person.

(iii) shall be entitled to request and receive from any party hereto such documents in addition to those provided for herein as the Collateral Agent may deem necessary to resolve any questions of fact involveol||it'the\ administration of its duties hereunder.

(iv) may, at the expense of the remaining parties, consult independent counsel of its choice in respect to any question relating to its duties or responsibilities under this Agreement, and shall not be liable for any action taken or omitted in good faith on advice of such counsel.

(v) shall be under no obligation to advance any monetary sum in connection with the maintenance or administration of this Agreement, to institute or defend any action, suit or legal proceeding in connection herewith, or to take any other action likely to involve the Collateral Agent in expense, unless first indemnified by the remaining parties to the Collateral Agent's satisfaction.

(vi) shall not be bound by any amendment to this Agreement or by any other such amendment or agreement unless the same shall have been executed by the Collateral Agent.

(vii) shall have only such duties and responsibilities as are expressly set forth in this Agreement in the performance of its obligations hereunder.

(viii) acknowledges specifically its obligations under section 6.2(b) above regarding pro rata distributions of the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash.

(ix) may, if it becomes uncertain concerning its rights and responsibilities with respect to its duties or if it receives instructions with respect to the Collateral that it believes to be in conflict with this Agreement or is advised that a dispute has arisen with respect to its duties under this Agreement, without liability, refrain from taking any action until it is directed otherwise in a writing signed by all of the Secured Parties or by an order of a court of competent jurisdiction. The Collateral Agent is not obligated to institute or defend any legal proceedings, although it may, in its sole discretion and at the r^hiai^ihg parties' expense, institute or defend such proceedings l-fmcludihg proceedings seeking a declaratory judgment) and join interested parties.

(x) The Collateral Agent will be paid a fee of $3,000 for its agreement to serve as the Collateral Agent. This fee is payable upon the execution of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Security Agreement as the day and year first written above.

DIRT MOTOR SPORTS, INC.
WORLD RACING GROUP, INC.

By:
Name:
Title:

CARTER & MIRACLE CONCESSIONS, LLC

By:
Name:
Title:

SECURED PARTY

Name:
Title:

Acknowledged and agreed:

Collateral Agent:

By:
Name:
Title:

EXHIBIT A Secured Parties

SCHEDULE A

Places of Business; Chief Executive Office; Filing Locations Dirt Motor Sports, Inc. d/b/a World Racing Group, Inc.

State of Incorporation; Delaware

Chief Executive Office:
7575-D West Winds Blvd.
Concord, NC 28027

Filing Locations:
Secretary of State of the State of Delaware

Carter & Miracle Concessions, LLC

State of Organization: Florida

Chief Executive Office:
7575-D West Winds Blvd.
Concord, NC 28027

Filing Locations:

Secretary of State of the State of Florida

SCHEDULE 3.3 Existing Liens

Helen W. Martin holds a security interest in the real property and personal property collectively referred to as Lernerville Speedway located at 313 N. Pike Road, Sarver PA 16055 pursuant to the Mortgage dated November 30,2004 by and between the Grantor, Boundless Racing, Inc. and guaranteed by DIRT Motor Sports, Inc. f/k/a Boundless Motor Sports Racing, Inc. and Helen W. Martin.

Richard F. Murphy holds a security interest in the real property and personal property collectively referred to as Volusia Speedway Park located at 1500 E. Highway 40, Delebn Springs, Florida 32130 pursuant to the Mortgage dated June 30, 2005 by and between the Grantor, Boundless Racing, Inc. and guaranteed by DIRT Motor Sports, Inc. f/k/a Boundless Motor Sports Racing, Inc. and Richard F. Murphy.

Musco Finance, LLC holds a security interest in certain personal property, primarily lighting improvements, located at Lernerville speedway pursuant to a Lease dated March 6,2007 by and between DIRT Motor Sports, Inc. and Musco Finance, LLC.

Bank of America NA holds a security interest in two (2) 2005 Ford F350 Trucks pursuant to vehicle finance agreements dated February 16,2007 by and between DIRT Motor Sports, Inc. and Bank of America NA.

Commerce Bank holds a security interest in a 2005 Haulmark MotorHome (VIN ending # #4256) pursuant to a vehicle finance agreement dated January 15, 2007 by and between DIRT Motor Sports, Inc. and Commerce Bank.

CNH Capital America LLC holds a security interest in a 1999 CASE BackHoe (serial ending #8004) pursuant to a finance agreement dated April 27,2006 by and between DIRT Motor Sports, Inc. and CNH Capital America LLC.

Chase Auto Finance holds a security interest in a 2005 Dodge Sprinter Van (VIN ending #7899) pursuant to a vehicle finance agreement dated July 21, 2005 by and between DIRT Motor Sports, Inc. and Chase Auto Finance.

John Deere Credit holds a security interest in aJolin Deere Tractor/Loader pursuant to a Loan Contract/Security Agreement dated April 9,2007 by and between DIRT Motor Sports, Inc. and John Deere Credit.

SCHEDULE 3.4 Absence of Other Liens

Helen W. Martin holds a security interest in the real property and personal property collectively referred to as Lernerville Speedway located at^B'Nl Pike Road, Sarver PA 16055 pursuant to the Mortgage dated November 30,2004 by and between the Grantor, Boundless Racing, Inc. and guaranteed by DIRT Motor Sports, Inc. f/k/a Boundless Motor Sports Racing, Inc. and Helen W. Martin.

Richard F. Murphy holds a security interest in the real property and personal property collectively referred to as Volusia Speedway Park located at 1500 E. Highway 40, Dcleon Springs, Florida 32130 pursuant to the Mortgage dated June 30,2005 by and between the Grantor, Boundless Racing, Inc. and guaranteed by DIRT Motor Sports, Inc. f/k/a Boundless Motor Sports Racing, Inc. and Richard F. Murphy.

Musco Finance, LLC holds a security interest in certain personal property, primarily lighting improvements, located at Lernerville speedway pursuant to a Lease dated March 6,2007 by and between DIRT Motor Sports, Inc. and Musco Finance, LLC.

Bank of America NA holds a security interest in two (2) 2005 Ford F350 Trucks pursuant to vehicle finance agreements dated February 16,2007 by and between DIRT Motor Sports, Inc. and Bank of America NA.

Commerce Bank holds a security interest in ^2^05 Haulmark MotorHome (VIN ending # #4256) pursuant to a vehicle finance agreement dated January 15, 2007 by and between DIRT Motor Sports, Inc. and Commerce Bank.

CNH Capital America LLC holds a security interest in a 1999 CASE BackHoe (serial ending #8004) pursuant to a finance agreement dated April 27, 2006 by and between DIRT Motor Sports, Inc. and CNH Capital America LLC.

Chase Auto Finance holds a security interest in a 2005 Dodge Sprinter Van (VIN ending #7899) pursuant to a vehicle finance agreement dated July 21, 2005 by and between DIRT Motor Sports, Inc. and Chase Auto Finance.

John Deere Credit holds a security interest in a John Deere Tractor/Loader pursuant to a Loan Contract/Security Agreement dated April 9,2007 by and between DIRT Motor Sports, Inc. and John Deere Credit.

EXHIBIT C
FORM OF MORTGAGE

Prepared by. Record and Return To:

Andrew Kaplan, Esquire Fox Rothschild, LLP 997 Lenox Drive, Building #3 Lawrenceville, New Jersey 08648

Parcel Id No.:

MORTGAGE AND SECURITY AGREEMENT

THIS   MORTGAGE   AND   SECURITY   AGREEMENT   ("Mortgage")   is   made on___ , 2007, between DIRT MOTOR SPORTS, INC. d/b/a WORLD RACING GROUP, INC., with an address of 7575 West Winds Boulevard, Suite D, Concord, North Carolina 28027 (the "Mortgagor") and [LIST NAMES OF LENDERS], with an address of .  (collectively, the "Mortgagee").

WHEREAS, Mortgagor has borrowed certain funds from the Mortgagee pursuant to the Note Purchase Agreement dated as of the date hereof (the "Note Purchase Agreement"; capitalized terms used herein and not defined herein have the meanings set forth in the Note Purchase Agreement) as evidenced by the Notes in the aggregate principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) (collectively, the "Loan") upon such terms and conditions as therein provided;

WHEREAS, Mortgagor and Mortgagee agree and acknowledge that the total value of the Mortgaged Property (as hereinafter defined) is equal to     and that the amount secured by this Mortgage is hereby limited to said amount.

The Mortgagor has agreed to enter into this mortgage (the "Mortgage") to grant to Mortgagee a mortgage lien on and security interest in and to the Mortgaged Property (as hereinafter defined) as security for the payment and performance of all Obligations (as hereinafter defined) of the Mortgagor to the Mortgagee hereunder and under the Note Purchase Agreement* the Notes and the other Transaction Documents (collectively, the "Loan Documents"), and intending to be legally bound, Mortgagor does hereby grant, sell, bargain, mortgage, assign, transfer, pledge and convey to the Mortgagee, and does hereby grant a security interest (the "Security Interest") to the Mortgagee in Mortgagor's right, title, and interest in and to the following described property, whether now owned or hereafter acquired (collectively, the "Mortgaged Property"):

a. all of the tract or parcel of land and premises known described in Exhibit "A" attached hereto and made a part of hereof;

b. all improvements, material, property rights and interests including but not limited to:

i.       all buildings and other improvements now or hereafter located on the Mortgaged Property (the "Improvements");

ii. all streets, lanes, alleys, passages, ways, water courses, easements and appurtenances whatsoever thereunto belonging in or in any way made appurtenant hereafter, and the reversions and remainder, with respect thereto;

iii. all present and future fixtures attached or to be attached to the Mortgaged Property;

iv. all building materials, building machinery and building equipment delivered on site to the Mortgaged Property during the course of, or in connection with, the construction of, or reconstruction of, or remodeling of any building and improvements from time to time during the term of this Mortgage;

v. all awards or payments, mcluding interest thereon, which may be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or for any. other injury to or decrease in the value of the Mortgaged Property, including without limitation, all awards or payments of estimated compensation, all damages to the Premises or Improvements resulting from any taking, all machinery and equipment dislocation expenses, all settlement amounts and apportionment of taxes;

vi. all insurance policies covering the Mortgaged Property and all proceeds of any unearned premiums on any such insurance policies including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

vii. all future leases and other agreements affecting the use and occupancy of the Mortgaged Property now or hereafter entered into, and all licenses, permits and agreements with or from all boards, public utilities, agencies, departments, governmental or otherwise, relating to or affecting the Mortgaged Property or the use and occupancy thereof, whether heretofore or hereafter issued or executed;

viii. all income, rents, issues, profits, revenues, royalties, proceeds, credits, deposits and options arising out of, under or relating to the use and operation of the Mortgaged Property and all leases, chattels real, subleases, subtenancies, occupancy agreements, licenses or concessions affecting the Mortgaged Property, including, without limitation, the right, power and authority given to and conferred upon Mortgagor under any assignment of leases to collect and apply such income, rents, issues, profits and proceeds;

ix. all general intangibles arising from, used or held in connection with, or relating to the Mortgaged Property or the ownership, use, occupancy, enjoyment, operation, management, development or improvement thereof, including, without limitation, all governmental permits relating to construction, all subdivision maps and applications therefor, all subdivision public reports and applications therefor, all architectural and engineering drawings, plans and specifications, soil tests, feasibility studies, engineering reports, environmental, building and other permits, certificates of occupancy, construction, management and other contracts, franchises, licenses and all names under or by which the Mortgaged Property or any present or future improvements on the Mortgaged Property may at any time be operated or known, and all rights to carry on business under any such names, or any variant thereof, and all trademarks and goodwill in any way relating to the Mortgaged Property.

TOGETHER WITH all substitutions therefore, all additions (including without limitation all cash and dividends and other distributions and all rights, privileges and options relating to, declared or granted in connection with property) and all proceeds thereof and products of each of the foregoing in any form whatsoever.

HABENDUM CLAUSE

TO HAVE AND TO HOLD all of the Mortgaged Property unto Mortgagee and its successors and assigns, forever, upon the terms and conditions herein set forth.

AND IT IS AGREED AND UNDERSTOOD that until an Event of Default, (as such term is defined herein), shall have occurred and the Required Mortgagees (as hereinafter defined) have elected to foreclose as detailed herein, Mortgagor may retain possession of the Mortgaged Property.

COVENANTS, REPRESENTATIONS AND WARRANTIES

IT IS HEREBY COVENANTED by the parties hereto that the Mortgaged Property is to be held and applied subject to the further terms herein set forth; and Mortgagor, for itself and its successors and assigns, hereby covenants, agrees, represents and warrants with and to Mortgagee as follows:

1. Title to Mortgaged Property. Mortgagor represents, warrants, covenants and agrees Mortgagor shall at all times remain the legal and beneficial owner of good and marketable indefeasible title in fee simple absolute to all of the Mortgaged Property.; Mortgagor has full power and authority to grant the Mortgaged Property as provided in this Mortgage and will forever warrant and defend its grant made herein against any and all claims and demands whatsoever, except as specifically provided in this Mortgage.

2. Definition of Obligations. This Mortgage secures the payment and performance of the following indebtedness, liabilities and obligations (collectively referred to herein as the "Obligations"):

a. the Obligations of the Mortgagor set forth in the Note Purchase Agreement, the Notes and the other Transaction Documents; and

b. all other sums due or to become due under the Notes and this Mortgage including all extensions, renewals, modifications or reamortizations of the debt evidenced by the Notes, all increases or additions to such debt, and all other debts, obligations and liabilities of every kind and character of Mortgagor now or hereafter existing in favor of Mortgagee whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to Mortgagee or to a third party and subsequently acquired by Mortgagee.

3. Responsibility and Preservation of Mortgaged Property; Compliance with Laws. Mortgagor assumes all liability and responsibility in connection with all Mortgaged Property acquired by Mortgagor and the obligation of Mortgagor to pay all Obligations shall in no way be affected or diminished by reason of the fact that any such Mortgaged Property may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to Mortgagor. Mortgagor shall keep the Mortgaged Property protected and in good order, condition and repair at all times and shall not: (a) commit, permit or suffer any waste, damage, disfigurement or injury to or upon the Mortgaged Property or any portion thereof; or (b) demolish, destroy, or remove any buildings, fixtures, structures or improvements thereafter erected on or annexed or affixed to the Mortgaged Property. Mortgagor further agrees and covenants to comply with and perform at its own expense any and all present or future, ordinary or extraordinary, foreseen or unforeseen laws, regulations, ordinances or requirements concerning the Mortgaged Property or any portion thereof, or the use thereof, or the streets adjacent thereto, of the federal, state or municipal governments, or of any departments, subdivisions, bureaus or offices thereof, or of any governmental, public or quasi-public authorities now created or hereafter created or of the National Board of Fire Underwriters, any local Board of Fire Underwriters, or other body having similar functions, or of any liability, fire or other insurance company having policies outstanding with respect to the Mortgaged Property or any part thereof (mcluding, without limitation, all laws, regulations, ordinances and requirements relating to environmental issues and hazardous substances) (said laws, regulations, orciinances and requirements hereafter collectively referred to as the "Laws").

4. Taxes. Mortgagor shall pay, before the same becomes delinquent, all taxes, assessments and charges of every nature (collectively, "Taxes") and by whomever assessed that may now or hereafter be levied or assessed against, or that by reason of nonpayment may become a lien upon, the Mortgaged Property, or any part thereof, and, if requested by Mortgagee, Mortgagor shall, prior to the date each Tax would become delinquent by reason of nonpayment, submit to Mortgagee official Tax payment receipts or other evidence acceptable to Mortgagee of the due and punctual payment thereof. Mortgagor shall not claim on demand or be entitled to any credit on account of the Obligations for any part of the taxes paid with respect to the Mortgaged Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of this Mortgage.

5. Insurance. In the event Mortgager shall improve the Mortgaged Property thereby constructing buildings or other improvements thereon, then Mortgagor shall carry adequate insurance against all liability and hazards, mcluding without limitation, fire and casualty insurance for the mortgaged property as are usually carried by entities engage in the same or a similar business situated as Mortgagor. In the event of a casualty loss, Mortgagor shall utilize the insurance proceeds to rebuild the premises or apply the proceeds to the outstanding mortgaged sums due pursuant to the terms of this mortgage to satisfy any outstanding indebtedness hereunder. The aforesaid liability insurance shall be in an amount satisfactory to Mortgagee and shall name Mortgagee as an additional insured.

6. Tenant's Compliance with Laws. Mortgagor shall cause all future tenants, if any, under any leases to comply, with all Laws affecting the Mortgaged Property.

7. Right to Inspect and Cure. The Mortgagee shall, upon reasonable advance written notice to Mortgagor, have the right to conduct or have conducted by its agents or contractors, such inspections as the Mortgagee shall deem necessary or advisable from time to time.

8. Estoppel Certificate. Mortgagor will certify, by a writing duly acknowledged, to Mortgagee or to any proposed assignee of this Mortgage, the amount of principal and interest then owing on the Obligations and whether, to Mortgagor's best knowledge, any offsets or defenses exist against the Obligations, within five (5) days after a request therefor is received by Mortgagor.

9. Prohibition on Transfers. Mortgagor shall not at any time (i) sell, assign, transfer, convey, lease with option of sale, or dispose of all or any part of or interest in the Mortgaged Property, or (ii) suffer or permit transfer by operation of law of the Mortgaged Property, or any part thereof or interest therein, without the prior written consent thereto of Mortgagee unless the then remaining balance due under this Mortgage and Notes is satisfied. In the event that the ownership of the Mortgaged Property or any portion thereof becomes vested in a person other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage, and the indebtedness hereby secured, in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or upon the indebtedness hereby secured. No sale of the Mortgaged Property shall operate to release, discharge, modify, change or affect the original liability of Mortgagor herein, either in whole or in part. Any violation of the foregoing limitations shall be deemed an Event of Default hereunder.

10. Reports and Notices. Mortgagor will furnish Mortgagee with copies of reports and notices pertaining to the Mortgaged Property or any portion thereof, its value or its operations, and which are submitted by Mortgagor to, or received by Mortgagor from, any legally constituted authority having jurisdiction of operations conducted on the Mortgaged Property, including, but without limitation, any licensing agency, or which deal with any imposition, condemnation of all or any portion of the Mortgaged Property or default under any mortgage or security agreement encumbering the Mortgaged Property or any portion thereof. r

11. Further Assurances. Mortgagor will execute, acknowledge and deliver, at Mortgagor's own cost and expense, all such further acts, deeds, conveyances, assignments, notices of assignment, transfers and assurances as Mortgagee shall form time to time reasonably require for the better granting, bargaining, selling, assigning and conveying to Mortgagee of the Mortgaged Property.

12. Authorization to Make Payments. Mortgagor hereby authorizes Mortgagee or its designee:

a. To pay all taxes or other governmental charges, with all interest costs and charges accruing thereon, which may at any time be or become a lien on the Mortgaged Property, or any portion thereof;

b. To effect any insurance required hereunder and to pay the premiums thereon; provided, however, that none of the above provisions shall be construed as obligatory upon Mortgagee or as making it liable for loss, damage or injury which may result from the non-insurance of the Mortgaged Property, or any portion thereof, or other failure;

c. To incur or pay any claim, lien, encumbrance or other expense in protecting its rights hereunder and the security hereby granted;

d. To do such things as may, in the judgment of Mortgagee, be necessary or advisable in order to perform and observe any present agreement affecting or restricting the use of, or pertaining to, the Mortgaged Property, or any portion thereof, including, without limitation, the making of such repairs and the taking of such steps as Mortgagee deems reasonably necessary to prevent or cure waste and the payment of any reasonable sums and the mcurring of reasonable expenses, including attorneys' fees; and

e. To appear or participate in any action or proceeding purporting to affect the security hereof, it being understood that Mortgagee shall have no obligation, expressed or implied, to advance any funds, incur any expense or liability, or take any action authorized by this provision or any other provision of this Mortgage.

13. Definition of Event of Default. The occurrence of any one or more of me following events shall constitute an Event of Default hereunder:

a. Mortgage; or the failure of Mortgagor to make any payments required under the Notes or this

b. Mortgagor shall fail to perform or observe any other term, covenant, warranty, obligation, provision, representation, or agreement contained in this Mortgage or any other Obligation;

c. Any representation, statement, or warranty made in this Mortgage shall prove to have been false or incorrect in any material respect when made;

d. Mortgagor shall transfer all or a part of the Mortgaged Property in violation of thisMortgage;

e. The holder of any lien shall commence foreclosure proceedings against the Mortgaged Property or any part thereof;

f. Mortgagor shall be insolvent, or shall file a voluntary petition in bankruptcy or a voluntary petition seeking to effect a plan or other arrangement with creditors;

g. Mortgagor shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for itself, or for the Mortgaged Property or any part thereof, or for all or any substantial portion of its other property/or a suit shall be instituted against Mortgagor seeking to establish bankruptcy, insolvency, arrangement, debt adjustment, receivership, sequestration, liquidation or attachment of the Mortgagor, or of the Mortgaged Property or any part thereof, or of all or any substantial portion of its other property which is not dismissed within sixty (60) days thereafter;

h. The Mortgaged Property or any part thereof is taken or damaged by eminent domain, alteration on the grade of any street, or other injury to or decrease in the value of the Mortgaged Property, by reason of any public or quasi-public improvement or condemnation proceeding or any other similar manner ("Condemnation"), regarding such condemnation or proposed condemnation;

i.           The Mortgaged Property is materially damaged by any fire or casualty not covered by insurance sufficient to provide for the material restoration thereof;

j.       The occurrence of an "Event of Default" under any Loan Document.

14.     Rights and Remedies on Default.

a. Acceleration. Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights, powers or remedies conferred herein or by operation of law, the Required Mortgagees, in their sole judgment and discretion, may declare the then unpaid principal balance secured by this Mortgage (the "Principal Balance"), the accrued interest thereon and any other accrued but unpaid portion of the Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Mortgagor. "Required Mortgagees" means any individual Mortgagee or group of Mortgagees where the sum of the principal amount of the Notes then outstanding held by such Mortgagee or Mortgagees aggregates at least sixty percent (60%) of the total principal amount of all of the Notes then outstanding.

b. Foreclosure and Sale. If an Event of Default shall occur and be continuing, Mortgagee shall have the right and option to take possession of the Mortgaged Property and/or proceed with foreclosure and to sell, to the extent and in the manner permitted by applicable law, all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places, in such manner and upon such notice as may be required by applicable law, or, in the absence of any such requirement, as Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Nothing contained in this Section 14(b) shall be construed so as to limit in any way Mortgagee's rights to sell the Mortgaged Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor (coupled with an interest) and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver, and to do and perform any other acts or things which Mortgagor ought to do and perform under the covenants herein contained and, generally, to use the name of Mortgagor in the exercise of any of the powers hereby conferred on Mortgagee. At any such sale: (a) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Mortgagee to have physically present, or to have constructive possession of, the Mortgaged Property (Mortgagor hereby covenanting and agreeing to deliver to Mortgagee any portion of the Mortgaged Property not actually or constructively possessed by Mortgagee immediately upon demand by Mortgagee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale; (b) each instrument of conveyance executed by Mortgagee shall contain a general warranty of title, binding upon Mortgagor and its successors and assigns; (c) each and every recital contained in any instrument of conveyance made by Mortgagee shall conclusively establish the truth, and accuracy of the matters recited therein, including, without limitation, nonpayment and/or nonperformance of the Obligations and advertisement and conduct of such sale in the manner provided herein and otherwise required by applicable law; (d) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed; (e) the receipt of Mortgagee, or of such other Person or officer making the sale, shall be a sufficient discharge to the purchaser for its purchase money and neither such purchaser nor its assigns or personal representatives shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof; (f)to the fullest extent permitted by applicable law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, estate, claim and demand whatsoever, either at law or in equity (including any statutory or common law right of redemption, which is hereby waived to the fullest extent permitted by applicable law), in and to the property sold in any such event, and such sale shall be a perpetual bar, both at law and in equity, against Mortgagor and any and all other Persons claiming by, through or under Mortgagor; and (g) to the extent and under such circumstances as are permitted by applicable law, Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the then unpaid Obligations to the amount of its bid (in the order of priority set forth in Section 15 hereof) in lieu of cash payment. Each remedy provided in this instrument is distinct from and cumulative with all other rights and remedies provided hereunder or afforded by applicable law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.

c. Judicial Foreclosure. If any Event of Default shall occur and be continuing, Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the enforcement of any other appropriate legal or equitable remedy.

d. Mortgagee's Agents. If any Event of Default shall occur and be continuing, Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of Mortgagee.

e. Receiver. If any Event of Default shall occur and be continuing, Mortgagee may apply for and obtain as a matter of right and without notice to Mortgagor, which notice is hereby expressly waived by Mortgagor, the appointment of a receiver to collect the rents of the Mortgaged Property and to preserve the security hereof, either before or after any foreclosure sale or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, without regard to the value of the Mortgaged Property as security for the amount then due to Mortgagee, or the solvency of any entity or entities, person or persons primarily or secondarily liable for the payment of such amounts; the rents of the Mortgaged Property, in any such event, having heretofore been assigned to Mortgagee pursuant to this Mortgage as additional security for the payment of the Obligations secured hereby. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall be subject to the provisions of Section 15 < hereof.

f. Uniform Commercial Code Remedies. Mortgagee shall have all of the rights, remedies and recourses with respect to the personalty and the fixtures afforded to it by the applicable UCC, including, without limitation, the right to take possession of the personalty and the fixtures or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the personalty and the fixtures, in addition to, and not in limitation of, the other rights, remedies and recourses afforded by this Mortgage or any other Loan Document.

g. Mortgagees Right to Cure. Mortgagee shall provide Mortgagor with ten (10) days to cure a monetary Event of Default. Mortgagee shall provide Mortgagor with a thirty (30) day time period to cure a non-monetary Event of Default, which period shall begin the date Mortgagor knows or should have known of the existence of such Event of Default, provided, however, that if the cure of the non-monetary Event of Default requires more than thirty (30) days, Mortgagee shall extend the cure period to forty-five (45) days so long as Mortgagor has commenced the cure within the thirty (30) day period, and is diligently pursuing the same.

h. Required Consent of Mortgagee Prior to Election of Remedies. Should an Event of Default continue beyond any and all applicable notice, grace and cure periods as detailed above, Mortgagor shall not proceed with any remedies detailed in this section or otherwise available at law or in equity without first obtaining written consent from the Required Mortgagees. Upon receipt of written consent for the Required Mortgagees, Mortgagee may pursue any and all rights detailed herein or otherwise available at law or in equity.

15. Application of Proceeds. After me occurrence and during me continuance of an Event of Default, the proceeds of any sale of and any other amounts generated by the holding, leasing, operating or other use of the Mortgaged Property shall be applied by Mortgagee (or the receiver, if one is appointed), to the extent that funds are so available therefrom, in accordance with the provisions of the Note Purchase Agreement or, if not so provided, then in the following order of priority, except to the extent otherwise required by applicable law:

(a) first, to the payment of the reasonable and necessary costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving the same, including reasonable (i) receivers' fees, (ii) court costs, (iii) attorneys' and accountants' fees, (iv) costs of advertisement and title search fees, and (v)the payment of any and all Impositions, liens, security interests or other rights, titles or interests equal or superior to the lien and security interest of this Mortgage (except those to which the Mortgaged Property has been sold subject to and without in any way implying Mortgagee's prior consent to the creation thereof);

(b) second, to the payment of all amounts other than the Principal Balance and accrued but unpaid interest which may be due to Mortgagee hereunder, under the Note Purchase Agreement, the Notes or the other Loan Documents, together with interest thereon as provided herein;

(c) third, to the payment of the Obligations in such order and manner as Mortgagee determines in its sole discretion; and

(d) fourth, to Mortgagor or as otherwise required by any governmental requirement. Mortgagor shall be liable for any deficiency remaining.

16. Remedies Cumulative. The parties agree and acknowledge that the Mortgagee shall not be permitted to exercise any remedies under this Mortgage until such time as it obtains consent from the Required Mortgagees as detailed above. No remedy herein conferred upon Mortgagee is intended to be exclusive of any other remedy, but every such remedy shall be cumulative and shall be in addition to every other remedy herein conferred or now or hereafter existing at law or in equity or by statute.

17. Delay Not a Waiver. No delay or omission of Mortgagee in exercising any right or remedy arising upon the happening of any Event of Default shall impair any right or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every right and remedy given by this Mortgage to Mortgagee may be exercised upon consent from the Required Mortgagees as detailed above from time to time and as often as may be deemed expedient by Required Mortgagees.

18. Headings. The Section and Clause headings herein are for convenience only and are not to be deemed a part of the agreement between the parties.

19. Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

20. Severability. If any term or provision of this Mortgage or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Mortgage, or the appUcation of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of the Mortgage shall be valid and be enforced to the fullest extent permitted by law.

21. Successors and Assigns. The word "Mortgagee" as used herein shall be construed as descriptive of Mortgagee named herein, its successors and assigns. The word "Mortgagor" as used herein shall be construed as descriptive of Mortgagor named herein and of any subsequent owner or owners of the Mortgaged Property or any part thereof. All of the covenants and agreements of Mortgagor herein contained shall be binding upon and assumed by the successors and assigns of Mortgagor.

22. Release. Upon full payment of the Obligations and all other amounts secured by this Mortgage, which full payment is acknowledged by Mortgagee to be satisfaction in full of the Loan secured by this Mortgage, this Mortgage shall be null and void; otherwise it shall remain in full force and effect. In the event that this Mortgage shall, pursuant to the terms of this Section become null and void, Mortgagee shall, within a reasonable time after receipt of the written request of Mortgagor therefore, at Mortgagor's sole expense, execute and deliver to Mortgagor a satisfaction of this Mortgage in recordable form and the appropriate termination statements as provided for and by the Uniform Commercial Code.

23. Security Agreement. This Mortgage shall constitute a security agreement to the extent that any of the Property constitute fixtures or other personal property, and Mortgagee shall have all the rights of a secured party under the Uniform Commercial Code as amended from time to time.

24. Governing Law. This Mortgage shall be governed, construed and enforced by and under the laws of the state in which the Mortgage Property is located.

25. Notices. All notices, requests, demands, directions and other communications which may or are required to be given, served or sent by either Mortgagee or Mortgagor to the other shall be given, served or sent by nationally recognized overnight courier or certified mail, return receipt requested, to the address as set forth in the first paragraph of this document unless a party notifies the other of a different address.

26. Payment Of Costs And Expenses. Mortgagor shall immediately reimburse the Mortgagee for all costs and expenses which the Mortgagee may incur by reason of, or arising out of, or in connection with: (a) any Event of Default; (b) any action or proceeding in which the Mortgagee may appear in or commence to protect, preserve, exercise or enforce their rights, remedies or security interests under this Mortgage, or under any document or instrument evidencing the Obligations secured by this Mortgage, or which otherwise relates to the Mortgaged Property, including all appeals therefrom; (c) the performance of any act authorized or permitted hereunder; and (d) the exercise of any other rights or remedies under this Mortgage, or under any document or instrument evidencing the Obligations secured by this Mortgage, or otherwise relating to the protection of the Mortgagee's rights and interest hereunder or under any document or instrument evidencing the Obligations secured hereby, whether or not a suit or proceeding is instituted. Such costs and expenses shall include, without limitation, the fees, charges and expenses of attorneys, expert witnesses, costs and expenses of searching records, examining title and determining rights in, title to, or the value of, the Mortgaged or the boundaries thereof, including title company charges, title insurance premiums, publication costs, and other charges incident thereto, all whether or not a suit or proceeding is instituted, provided that such reimbursable costs and expenses shall not include any costs and expenses incurred by the Mortgagees as a result of its gross negligence or willful misconduct. Mortgagor agrees to and shall pay, immediately and without demand, all sums so expended by the Mortgagee, together with interest from the date of expenditure, at the highest interest rate then payable under the documents and instruments evidencing the Obligations, all of which sums plus interest shall constitute additional indebtedness secured by this Mortgage.

27. Amendment. Any term, covenant, agreement or condition of this Mortgage may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by one or more substantially concurrent written instruments signed by Mortgagor and the Required Mortgagees.

28. ACKNOWLEDGEMENT OF RECEIPT OF COPY. MORTGAGOR HEREBY DECLARES AND ACKNOWLEDGES THAT IT HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE.

29. Construction. This Mortgage shall be interpreted and construed with the terms of the Note executed of even date herewith.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Mortgagor and Mortgagee has executed this Mortgage on the date set forth above.

WITNESS: By:_____ Name: WITNESS: By:___ Name:	MORTGAGOR: By:_____ Name: Title: MORTGAGEE: By:____ Name: Title:

CERTIFICATE OF RESIDENCE

I   certify   that   the   address   of   the   Mortgagee   named   in   this   Mortgage is

By:____
Name:
Title:

STATE OF:

COUNTY OF:

On this _____  day of, 2007, before me the undersigned, personally appeared _____  , who I am satisfied is the person who signed the foregoing instrument, and he did acknowledge that he signed, sealed and delivered the same as his voluntary act and deed.

STATE OF:
:ss
COUNTY OF :

On this  _____  day of, 2007, before me the undersigned, personally appeared _____   , who I am satisfied is the person who signed the foregoing instrument, and he did acknowledge that he signed, sealed and delivered the same as his voluntary act and deed.

Exhibit "A" Legal Description of the Mortgaged Property [See Attached]

EXHIBIT D
FORM OF GUARANTY

SUBSIDIARY GUARANTY

    SUBSIDIARY GUARANTY (this "Guaranty") dated _____ , 2007 made by the Persons listed on the signature pages hereof under the caption "Subsidiary Guarantors" (each a "Subsidiary Guarantor"), in favor of the Lenders whose names are set forth on Exhibit A hereto (the "Lenders").

    WHEREAS, Dirt Motor Sports, Inc. d/b/a World Racing Group, Inc., a Delaware corporation (the "Company") and the Lenders are parties to a Note Purchase Agreement dated the date hereof (the "Note Purchase Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined);

    WHEREAS, each Subsidiary Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Note Purchase Agreement; and

    WHEREAS, it is a condition precedent to the Lenders making the loan evidenced by the Notes to the Company that each Subsidiary Guarantor shall have executed and delivered this Subsidiary Guaranty.

    NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the loans under the Note Purchase Agreement, each Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, hereby agrees as follows:

1. No Impairment. The Lenders may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the undersigned, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the obligations under the Transaction Documents (the "Obligations") or increase or decrease the interest rate thereon, or any other agreement with the Company or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Lenders and the Company or any such other party or person, or make any election of rights the Lenders may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally (any of the foregoing, an "Insolvency Law") without in any way impairing or affecting this Guaranty. This Guaranty shall be effective regardless of the subsequent incorporation, merger or consolidation of the Company, or any change in the composition, nature, personnel or location of the Company and shall extend to any successor entity to the Company, including a debtor inpossession or the like under any Insolvency Law.

2. Guaranty Absolute. Each of the undersigned jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of the Note Purchase Agreement, the Notes or the other Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Company with respect thereto. The Subsidiary Guarantors hereby knowingly accept the full range of risk encompassed within a contract of "continuing guaranty" which risk includes the possibility that the Company will contract additional obligations and liabilities for which the Subsidiary Guarantors may be liable hereunder after the Company's financial condition or ability to pay its lawful debts when they fall due has deteriorated, whether or not the Company has properly authorized incurring such additional obligations and liabilities. The undersigned acknowledge that (i) no oral representations, including any representations to extend credit or provide other financial accommodations to the Company, have been made by the Lenders to induce the undersigned to enter into this Guaranty and (ii) any extension of credit to the Company shall be governed solely by the pr,6M|io5as-to;f the Transaction Documents. The liability of each of the undersigned under this Guaranty' shall be absolute and unconditional, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Note Purchase Agreement, the Notes or the other Transaction Documents or any assignment or transfer of any thereof, (b) any lack of validity Or enforceability of the Note Purchase Agreement, the Notes or the other Transaction Documents or any assignment or transfer of any thereof, (c) any furnishing of any additional security to the Lenders or its assignees or any acceptance thereof or any release of any security by the Lenders or its assignees, (d) any limitation on any party's liability or obligation under the Note Purchase Agreement, the Notes or the other Transaction Documents or any assignment or transfer of any thereof or any invalidity or unenforceability, in whole or in part, of any such document, instrument or agreement or any term thereof, (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Company, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not the undersigned shall have notice or knowledge of any of the foregoing, (f) any exchange, release or nonperfection of any collateral, or any release, or amendment or waiver of pr^n|ent to departure from any guaranty or security, for all or any of the Obligations or (g) any ol^|r^n-chmstance which might otherwise constitute a defense available to, or a discharge of, the undersigned. Any amounts due from the undersigned to the Lenders shall bear interest until such amounts are paid in full at the highest rate then applicable to the Obligations. Obligations include post-petition interest whether or not allowed or allowable.

3. Waivers.

(a) This Guaranty is a guaranty of payment and not of collection. The Lenders shall be under no obligation to institute suit, exercise rights or remedies or take any other action against the Company or any other person or entity liable with respect to any of the Obligations or resort to any collateral security held by it to secure any of the Obligations as a condition precedent to the undersigned being obligated to perform as agreed herein and each of the Subsidiary Guarantors hereby waives any and all rights which it may have by statute or otherwise which would require the Lenders to do any of the foregoing. Each of the Subsidiary Guarantors further consents and agrees that the Lenders shall be under no obligation to marshal any assets in favor of the Subsidiary Guarantor, or against or in payment^o^anylor all of the Obligations, The undersigned hereby waives all suretyship defenses and any rights to interpose any defense, counterclaim or offset of any nature and description which the undersigned may have or which may exist between and among the Lenders, the Company and/or the undersigned with respect to the undersigned's obligations under this Guaranty, or which the Company may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Obligations), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.

(b) Each of the undersigned further waives (i) notice of the acceptance of this Guaranty, of the extensions of credit, and of all notices and demands of any kind to which the undersigned may be entitled, including, without limitation, notice of adverse change in the Company's financial condition or of any other fact which might materially increase the risk of the undersigned and (ii) presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notices of presentment, nonpayment or protest and notice of any sale of collateral security or any default of any sort.

(c) Notwithstanding any payment or payments made by the undersigned hereunder, or any setoff or application,.of funds of the undersigned by the Lenders, the undersigned shall not be entitled to'Uflubfogated to any of the rights of the Lenders against the Company or against any collateral or guarantee or right of offset held by the Lenders for the payment of the Obligations, nor shall the undersigned seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the undersigned hereunder, until all amounts owing to the Lenders by the Company On account of the Obligations are indefeasibly paid in full. If, notwithstanding the foregoing, any amount shall be paid to the undersigned on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the undersigned in trust for the Lenders, segregated from other funds of the undersigned, and shall forthwith upon, and in any event within two (2) business days of, receipt by the undersigned, be turned over to the Lenders in the exact form received by the undersigned (duly endorsed by the undersigned to the Lenders, if required), to be applied against the Obligations pro rata among the Lenders, whether matured or unmatured, in such order as the Lenders may determine, subject to the provisions of the Transaction Documents. Any and all present and future obligations and liabilities of the Company to any of the undersigned are hereby waived and postponed in favor of, and subordinated to the full payment and performance of, all Obligations of the Company to the Lenders.

4. Representations and Warranties. 1 Each of the undersigned hereby jointly and severally represents and warrants (all of which representations and warranties shall survive until all Obligations are indefeasibly satisfied in full and the Transaction Documents have been irrevocably terminated), that:

(a)     Corporate Status.   It is a corporation, partnership or limited liability company, as the case may be, duly formed, validly existing and in good standing under the laws of its jurisdiction of formation indicated on the signature page hereof and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged.

(b) Authority and Execution. It has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary corporate, partnership or limited liability company, as the case may be, action to authorize the execution, delivery and performance of this Guaranty.

(c) Legal, Valid and Binding Character. This Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights and general principles of equity that restrict the availability of equitable or legal remedies.

(d) Violations. The execution, delivery and performance of this Guaranty will not violate any requirement of law applicable to it or any contract, agreement or instrument to which it is a party or by which it or any of its property is bound or result in the creation or imposition of any mortgage, lien or other encumbrance other than in favor of the Lenders on any of its property or assets pursuant to the provisions of any of the foregoing, which, in any of the foregoing cases, could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, operations, properties, prospects, or financial condition of any Subsidiary Guarantor and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Subsidiary Guarantor to perform any of its obligations under this Guaranty in any material respect (a "Material Adverse Effect").

(e) Consents or Approvals?^-No consent of any other person or entity (including, without limitation, any creditor of the undersigned) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty by it, except to the extent that the failure to obtain any of the foregoing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f) Litigation. No litigation, arbitration, investigation or administrative proceeding of or before any court, arbitrator or governmental authority, bureau or agency is currently pending or, to the best of its knowledge, threatened (i) with respect to this Guaranty or any of the transactions contemplated by this Guaranty or (ii) against or affecting it, or any of its property or assets, which, in each of the foregoing cases, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(g) Financial Benefit. It has derived or expects to derive a financial or other advantage from each and every loan, advance or extension of credit made under the Transaction Documents or other Obligation incurred by the Company to the Lenders.

(h) Solvency. As of the date of this Guaranty, (a) the fair saleable value of its assets exceeds its liabilities and (b) it is meeting its current liabilities as they mature.

5. Remedies upon an Event of Default.

(a) If any Event of Default shall occur and be continuing under any agreement made by the Company or any of the undersigned to the Lenders, any and all Obligations shall for purposes hereof, at the Lenders' option, be deemed due and payable without notice notwithstanding that any such Obligation is not then due and payable by the Company.

(b) Each of the undersigned will promptly notify each Lender of any default by such undersigned in its respective performance or observance of any term or condition of any agreement to which the undersigned is a party if the effect of such default is to cause, or permit the holder of any obligation under such agreement to cause, such obligation to become due prior to ;itsjstated maturity and, if such an event occurs, the Lenders shall have the right to accelefafl;sUch undersigned's obligations hereunder.

6. Payments from the Subsidiary Guarantor. The Lenders, in their sole and absolute discretion, with or without notice to the undersigned, may apply on account of the Obligations any payment from the undersigned or any other guarantors, or amounts realized from any security for the Obligations, or may deposit any and all such amounts realized in a non-interest bearing cash collateral deposit account to be maintained as security for the Obligations.

7. Costs. The undersigned shall pay on demand, all costs, fees and expenses (including expenses for legal services of every kind) relating or incidental to the enforcement Or protection of the rights of the Lenders hereunder or under any of the Obligations.

8. No Termination. This is a continuing irrevocable guaranty and shall remain in full force and effect and be binding upon the undersigned, and each of the undersigned's successors and assigns, until all of the Obligations have been indefeasibly paid in full. If any of the present or future Obligations are guarantied by persons, partnerships, corporations or other entities in addition to the undersigned, the death, release or discharge in whole or in part or the bankruptcy, merger, consolidation, incorporation, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of any undersigned under this Guaranty.

9. Recapture. Anything in this guaranty to the contrary notwithstanding, if the Lenders receives any payment or payments on account of the liabilities guaranteed hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any Insolvency Law, common law or equitable doctrine, then to the extent of any sum not finally retained by the Lenders, the undersigned's obligations to the Lenders shall be reinstated and this Guaranty shall remain in full force and effect (or be reinstated) until payment shall have been made to the Lenders, which payment shall be due on demand.

10. Books and Records. The books and records of the Lenders showing the account between the Lenders and the Company shall be admissible in evidence in any action or proceeding, shall be presumptively correct for purposes of establishing the items therein set forth and shall constitute prima facie proof thereof.

11. No Waiver. No failure on the part of the Lenders to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lenders of any>right, remedy or power hereunder preclude any other or future exercise of any other legal righlfremedy or power. Each and every right, remedy and power hereby granted to the Lenders or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Lenders at any time and from time to time.

12. Waiver of Jury Trial. EACH OF THE UNDERSIGNED HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE LENDERS, AND/OR ANY OF THE UNDERSIGNED ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY, THE NOTE PURCHASE AGREEMENT, THE NOTES OR THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

13. Governing Law; Jurisdiction. This Guaranty cannot be changed or terminated orally, and shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and performed in such state, without regard to principles of conflicts of laws which would result, in the application of the substantive law of another jurisdiction. Each of the undersigne|!n|reby consents and agrees that the state Or federal courts located in the County of New York, of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between any of the undersigned, on the one hand, and the Lenders, on the other hand, pertaining to this Guaranty or any of the Transaction Documents or to any matter arising out of or related to this Guaranty or any of the Transaction Documents; provided, that each of the undersigned acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York; and further provided, that nothing in this Guaranty shall be deemed or operate to preclude the Lenders from bringing suit or taking other legal action in any other jurisdiction to collect the obligations, to realize on the collateral or any other security for the obligations, or to enforce a judgment or other court order in favor of the Lenders. Each of the undersigned expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each undersigned hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Each of the undersigned hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such undersigned in accordance with Section 17 and that service so made shall be deemed completed upon the earlier of such undersigned's actual receipt thereof or three (3) days after deposit in the U.S. mail, proper postage prepaid.

14. Understanding With Respect to Waivers and Consents. Each Subsidiary Guarantor warrants and agrees that each of the waivers and consents set forth in this Guaranty is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Subsidiary Guarantor otherwise may have against the Company, the Lenders or any other person or entity or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

15. Severability. To the extent permitted by applicable law, any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such"'prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Amendments, Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the undersigned therefrom shall in any event be effective unless the same shall be in writing executed by each of the undersigned directly affected by such amendment and/or waiver and the Lenders.

17. Notice. All notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered or sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent to the addresses listed" on the signature page hereto or at such other addresses as the parties shall have furnished to each other in writing. Notices sent via hand delivery shall be effective when received, notices sent facsimile shall be effective upon written confirmation of transmission (if also sent by another form of notice permitted hereunder within 24 hours of sending the facsimile), notices sent by overnight courier shall be effective upon receipt, and notices mailed by certified or registered mail, postage prepaid return receipt requested, shall be effective five business days after deposit with the U.S. Postal Service.

18. Successors. This Guaranty is binding upon each Subsidiary Guarantor, its successors and assigns and (b) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (b), subject to Section 10(h) of the Note Purchase Agreement, the Lenders may assign or Otherwise transfer all or any portion of its rights and obligations under the Note Purchase Agreement or other Transaction Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof of a Lender, in each case as and to the extent provided in Section 10(h) of the Note Purchase Agreement. No Subsidiary Guarantor shall have the right to assign its obligations hereunder or any interest herein without the prior written consent of the Lender.

19. Joinder. It is understood and agreed that any person or entity that desires to become a Subsidiary Guarantor hereunder, or is required to execute a counterpart of this Guaranty after the date hereof pursuant to the requirements of the Transaction Documents, shall become a Subsidiary Guarantor hereunder by (x) executing a joinder agreement in form and substance satisfactory to the Lenders, (y) delivering supplements to such exhibits and annexes to such Transaction Documents as the Lenders, shall reasonably request and/or as may be required by such joinder agreement and (z) taking as specified in this Guaranty as would have been taken by such Subsidiary Guarantor had it been an original party to this Guaranty, in each case with all documents required above to be delivered to the Lenders and with all documents and actions required above to be taken to the reasonable satisfaction of the Lenders.

20. Release. Nothing except indefeasible payment in full of the Obligations shall release any of the undersigned from liability under this Guaranty.

21. Remedies Not Exclusive. The remedies conferred upon the Lenders in this Guaranty are intended to be in addition to, and not in limitation of any other remedy or remedies available to the Lenders under applicable law or otherwise.

22. Limitation of Obligations under this Guaranty. Each Subsidiary Guarantor and the Lenders (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Subsidiary Guarantor and the Lenders (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Obligations guaranteed by such Subsidiary Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all, otheif (contingent or otherwise) liabilities of suclr> Subsidiary Guarantor that are relevant under^jtich laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Subsidiary Guarantor (including this Guaranty), result in the Obligations of such Subsidiary Guarantor under this Guaranty in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

23. Reference to Section 11(c) of the Note Purchase Agreement. Notwithstanding anything herein to the contrary, the rights of any Lender or any other Person to enforce this Guaranty, or take action under this Guaranty or otherwise in respect of the Obligations against any Subsidiary Guarantor, is subject to the restrictions set forth in Section 11(c) of the Note Purchase Agreement.

    IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned as date and year here above written.

SUBSIDIARY GUARANTORS:

By:
Name:
Title:
Address:
Telephone:
Facsimile:
State of Formation:

EXHIBIT E
FORM OF OPINION

1.           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.           The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Notes and the Note Shares.  The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required.  Each of the Transaction Documents have been duly executed and delivered, and the Notes and the Note Shares have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms.

3.           The Note Shares have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable.

4.           The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Notes and the Note Shares do not (a) violate any provision of the Certificate or Bylaws, (b) to our knowledge, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is set forth on Schedule I, (c) to our knowledge, create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment which is set forth on Schedule I to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal or state statute, rule, regulation, or to our knowledge any violation of any order, judgment, injunction or decree (including Federal securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clause (a) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

5.           No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal or state law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Notes and the Note Shares other than filings as may be required by applicable Federal and state securities laws and regulations and any applicable stock exchange rules and regulations.

6.           To our knowledge: (i) there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Purchase Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto; (ii) there is no action, suit, claim, investigation or proceeding pending, or threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect; or  (iii) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

7.           Assuming that all of the Purchasers’ representations and warranties in the Purchase Agreement are complete and accurate and a Form D is filed with the Unites States Securities and Exchange Commission, the offer, issuance and sale of the Notes and Note Shares in conformity with the terms of the Note Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended.

8.           The provisions of the Security Agreement are sufficient to create a valid security interest in favor of the Purchasers in those items and types of  collateral of the Company (as defined in the Security Agreement - hereinafter the “Collateral”) in which a security interest may be created under Article 9 of the __________ Uniform Commercial Code (“UCC”).  Upon: (i) the due filing of the UCC Financing Statements with the Office of the Secretary of the State of Delaware; and (ii) the execution and delivery of the Transaction Documents, the Purchasers will have perfected a security interest under Article 9 of the UCC in all right, title and interest of the Company in those items and types of Collateral of the Company in which a security interest can be created under Article 9 of the UCC and perfected by the filing of a financing statement.

9.           The Company is not, and as a result of and immediately upon Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

EXHIBIT F
UCC-1 FINANCING STATEMENT

Attached Statement Re Item #4 Accompanying Form UCC-1 Financing Statement Pertaining to Debtor
Carter & Miracle Concessions, LLC 7575 West Winds Boulevard, Suite D Concord, NC 28027

Item #4 This Financing Statement covers the following Collateral:

All real and personal property, of every kind and nature, wherever located, all accounts receivable of the Debtor and all fixture property of every kind and nature, including, without limitation, all furmture, fixtures, equipment, raw materials, inventory, or other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit and all general intangibles including, without hitnitation, all tax refund claims, license fees, patents, patent licenses, patent applications, trademarks, trademark licenses, trademark applications, trade names, copyrights, copyright licenses, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Debtor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all books and records, software, writings, plans, specifications and schematics; and all proceeds and products of each of the foregoing.

The Documentary Stamp Tax does not apply to this transaction.

# # #

DISCLOSURE SCHEDULE
TO
NOTE PURCHASE AGREEMENT

SCHEDULE 3(d)

Authorized Shares:

100,000,000 Common Stock, $.001 par value per share
10,000,000 Preferred Stock, $.01 par value per share of which 20,000 are designated as Series D Convertible Preferred Stock

Issued and Outstanding

Common:      14,670,240 shares
Series D Convertible Preferred:  17,684 shares

Shares issued with registration rights:

17,875,000 shares to be issued upon conversion of the Series D Convertible Preferred Stock.
2,520,178  common shares to be issued upon exercise of Series D Warrants to purchase common stock.
1,186,266    common shares to be issued upon exercise of Placement Agent Warrants to purchase common stock.
40,000 common shares to be issued upon exercise of the Acquisition Warrants to purchase common stock
1,432,797 common shares to be issued upon exercise of the other warrants.
1,948,510 common shares to be issued upon exercise of the Promissory Note Warrants

Anticipated reserves for potential option pools:

300,000 for racing teams under contract to the Company.
3,200,000 for Company employees.

SCHEDULE 3(h)

Subsidiaries:
          All wholly owned

Boundless Track Operations, Inc. – Nevada
Boundless Motor Sports Racing, Inc. – Texas
GPX Partners, LLC – Texas
GPX Acquisition, LLC – Texas
Carter & Miracle Concessions, LLC – Florida
Volusia Operations, LLC – Florida
Volusia Speedway Park Entertainment, LLC – Florida
Volusia Speedway Park, Inc. - Florida
Boundless Racing, Inc. – Texas
World of Outlaws, Inc. – Texas
Federation Dirt International, Inc. – Nevada
Dirt Motorsports, Inc. – New York
United Midwestern Promoters Motorsports, LLC - Ohio

SCHEDULE 3(i)

- None -

SCHEDULE 3(j)

- None -

                                                 SCHEDULE 3(k)

None.

SCHEDULE 3(l)

Promissory Notes secured by the following operating equipment:

Schedule of Existing Vehicle and Equipment Notes

	Balance @	Remainder of				2011 &
	31-Mar-07	2007	2008	2009	2010	Thereafter
Notes Payable:
Bank of American (2 Ford Dually trucks)	57,975	13,607	19,498	21,169	3,701
Case Back Hoe	14,381	3,105	4,515	4,986	1,775	-
Dodge Sprinter -	23,277	4,746	6,775	7,324	4,433
Haulmark Motorhome – Sprint Series	127,833	2,084	2,849	3,092	3,357	116,451
John Deere tractor, Volusia	19,773	4,160	6,591	6,591	2,431
Musco Lighting, Lernerville	64,395	5,413	10,990	12,102	13,327	22,563
	307,633	33,114	51,217	55,264	29,024	139,014

$2,340,000 notes payable issued in connection with the purchase of Lernerville Speedway, bearing interest at 7% payable annually. The balance is due upon maturity on November 7, 2008.  This note is secured by a mortgage on the Lernerville Speedway Facility. This note will be repaid with the proceeds from the issuance of the Notes.

$2,000,000 note payable issued in connection with the purchase of Volusia Speedway, bearing interest at one percent over prime and payable in fifty-nine equal monthly installments commencing at $24,000 per month and adjusted quarterly for changes in interest rates with the balance of the outstanding principal and accrued interest due on June 30, 2010, most recently bearing interest at 9.25%. Outstanding principle balance at June 30, 2007: $1,735,849.70. This note is secured by a mortgage on the real property, and security agreement covering the other assets acquired from Volusia Speedway.

$423,000 note payable to an individual bearing interest at 8%. Due on June 15, 2007. This note will be repaid with the proceeds from the issuance of the Notes.

Defaults with respect to Indebtedness:

The $423,000 note payable to an individual bearing interest at 8% was due June 15, 2007 and will be repaid with the proceeds from the issuance of the Notes.

SCHEDULE 3(m)

- None -

SCHEDULE 3(n)

The Company is a defendant in a lawsuit brought by the former General Counsel of the Company, Daniel Malasky, currently pending in the United States District Court for the District of Colorado, alleging breach of contract for, among other things, failure to issue stock options, restricted stock, and bonuses to Mr. Malasky during his employment with the Company.  The complaint seeks unspecified damages.  The Company believes that the complaint is without merit, and is vigorously defending the action.

The Company is a defendant in a lawsuit brought by the former Chief Accounting Officer of the Company, Tim Moore, currently pending in the District Court of Cleveland County for the State of Oklahoma, alleging age discrimination, breach of an oral contract and fraud in the inducement.   The complaint seeks unspecified damages.  The Company believes that the complaint is without merit, and is vigorously defending the action.

SCHEDULE 3(o)

- None -

SCHEDULE 3(p)

State of New York Sales tax commission – Open periods under review.

SCHEDULE 3(q)

Per Engagement Letter attached hereto.

SCHEDULE 3(s)

- None -

SCHEDULE 3(t)

- None -

SCHEDULE 3(v)

The $423,000 note payable to an individual bearing interest at 8% was due June 15, 2007 and will be repaid with the proceeds from the issuance of the Notes.

SCHEDULE 3(w)

Lease Agreement for concessions with Carter & Miracle Concessions, LLP for Volusia Speedway Park: Volusia Operations, LLC entered into a Lease Agreement with Carter & Miracle Concessions, LLP expiring on December 31, 2007 with subsequent one year renewal terms whereby Miracle & Carter Concessions will provide for and operate the beer booth stand at Volusia Speedway for the term of this Agreement.

Employment agreements with officers of the Company:

(1)
Rob Butcher: Effective February 20, 2006 for a three year term, Mr. Butcher shall serve as the Company’s Executive Vice President and Chief Marketing Officer whereby he shall receive an annual salary of $180,000, formulaic incentive compensation, discretionary incentive compensation, 300,000 options of the Company’s common stock at at exercise price of $3.75 per share, and 150,000 shares of restricted common stock. All terms and conditions of the Employment Agreement can be viewed in the Company’s 8k filing on March 2, 2006.

(2)
Ben Geisler: Effective February 20, 2006 for a three year term, Mr. Geisler shall serve as the Company’s Executive Vice President of Operations whereby he shall receive an annual salary of $180,000, formulaic incentive compensation, discretionary incentive compensation, 300,000 options of the Company’s common stock at an exercise price of $3.75 per share, and 150,000 shares of restricted common stock. All terms and conditions of the Employment Agreement can be viewed in the Company’s 8k filing on March 2, 2006.

(3)
Brian Carter: Effective February 1, 2005 for a term of three years, Mr. Carter shall serve as the Company’s Chief Financial Officer whereby he shall receive an annual salary of $180,000, and 300,000 options of the Company’s common stock. All terms and conditions of the Employment Agreement can be viewed in the Company’s 8k filing on July 28, 2005.

(4)
Tom Deery: Effective February 1, 2006 for a term of two years, Mr. Deery shall serve as the Company’s President and Acting Chief Executive Officer whereby he shall receive an annual salary of $180,000, and 300,000 options of the Company’s common stock at an exercise price of $3.75 per share, and 150,000 shares of restricted common stock. All terms and conditions of the Employment Agreement can be viewed in the Company’s 8k filing on August 18, 2006.

SCHEDULE 3(y)

Employment agreements with Officers of the Company

Refer to Schedule 3(w).